SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

   Preliminary information statement

   Definitive information statement

Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

REVLON, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

   No fee required.

   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:   ____________________________

(2)   Aggregate number of securities to which transaction applies:   __________________________

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:   __________________________________

(5)   Total fee paid:   ____________________________________________________________

   Fee paid previously with preliminary materials.

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:   ______________________________________________________

(2)   Form, Schedule or Registration Statement No.:   ____________________________________

(3)   Filing Party:   ______________________________________________________________

(4)   Date Filed:   ________________________________________________________________

NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

237 PARK AVENUE
NEW YORK, NEW YORK 10017
TO BE EFFECTIVE ON NOVEMBER 12, 2006

DATE FIRST MAILED TO STOCKHOLDERS: OCTOBER 23, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the stockholders of Revlon, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Revlon, Inc., a Delaware corporation (the ‘‘Company’’), in connection with action taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated October 5, 2006, the amendment and restatement of the Amended and Restated Revlon, Inc. Stock Plan (the ‘‘Stock Plan’’) to: (1) rename the Stock Plan as the Second Amended and Restated Revlon, Inc. Stock Plan; (2) increase the number of shares that may be issued as restricted and unrestricted stock and restricted stock units from 5,935,000 to 15,000,000; (3) increase from 300,000 to 4,065,000 the number of awards other than stock option and stock appreciation right awards that may be granted without regard to the one-year and three-year minimum vesting requirements under the Stock Plan and clarify that such number does not include awards granted without regard to such minimum vesting requirements that are cancelled without payment of cash or other consideration in connection with the termination of the grantee's employment, services or otherwise; (4) provide that, in connection with any future merger, consolidation, sale of all or substantially all of the Company's assets or other similar transactions, the committee administering the Stock Plan (currently the Company's Compensation and Stock Plan Committee) may, by notice to grantees, accelerate the dates upon which all outstanding stock options and stock appreciation right awards of such grantees shall be exercisable and the dates upon which action may be taken with respect to all other awards requiring action on the part of grantees, without requiring that such awards terminate; and (5) make certain technical amendments to clarify that restricted stock awards may be in either book-entry or certificated form. The amendment and restatement of the Stock Plan does not increase the total number of shares as to which awards may be granted. The primary purpose of the amendments is to enable the Company to grant restricted stock awards, some of which may vest over a period of less than three years, from shares available for issuance as awards under the Stock Plan as a retention incentive for key employees who are expected to contribute to the execution of the Company's business plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company's stockholders.

By order of the Board of Directors,
Robert K. Kretzman Executive Vice President, Chief Legal Officer, General Counsel and Secretary

New York, NY
October 20, 2006

Table of Contents

ABOUT THIS INFORMATION STATEMENT	1
General	1
Reason for the Written Consent	1
Voting and Vote Required	2
Notice Pursuant to Section 228	2
Dissenters' Rights of Appraisal	2
Householding of Stockholder Materials	3
APPROVAL OF THE SECOND AMENDED AND RESTATED REVLON, INC. STOCK PLAN	3
Summary of the Second Amended and Restated Revlon, Inc. Stock Plan	4
Description of the Stock Plan Terms	4
In General	4
Stock Options Currently Outstanding and Options Expected to be Granted Under the Second Amended and Restated Revlon, Inc. Stock Plan	4
Administration	6
Award Types	7
Special Vesting Rules	9
Effect of Termination of Employment/Service	9
Effect of Certain Changes	10
Amendment and Termination	11
Payment of Taxes	11
CERTAIN FEDERAL INCOME TAX EFFECTS	11
EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2005	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
ADDITIONAL INFORMATION ABOUT REVLON	16
Director Compensation	16
Executive Compensation	17
Employment Agreements and Termination of Employment Agreements	21
Defined Benefit Plans	25
Second Amended and Restated Revlon, Inc. Stock Plan	A-1

i

REVLON, INC.
237 PARK AVENUE
NEW YORK, NEW YORK 10017

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by Revlon, Inc., a Delaware corporation (‘‘Revlon’’ or the ‘‘Company’’), in connection with action taken by the holders of at least a majority of the Company's issued and outstanding voting securities, approving, by written consent dated October 5, 2006, the amendment and restatement of the Amended and Restated Revlon, Inc. Stock Plan (the ‘‘Stock Plan’’) to: (1) rename the Stock Plan as the Second Amended and Restated Revlon, Inc. Stock Plan; (2) increase the number of shares that may be issued as restricted and unrestricted stock and restricted stock units from 5,935,000 to 15,000,000; (3) increase from 300,000 to 4,065,000 the number of awards other than stock option and stock appreciation right awards that may be granted without regard to the one-year and three-year minimum vesting requirements under the Stock Plan and clarify that such number does not include awards granted without regard to such minimum vesting requirements that are cancelled without payment of cash or other consideration in connection with the termination of the grantee's employment, services or otherwise; (4) provide that, in connection with any future merger, consolidation, sale of all or substantially all of the Company's assets or other similar transactions, the committee administering the stock plan (the ‘‘Committee’’), which is currently the Company's Compensation and Stock Plan Committee (the ‘‘Compensation Committee’’), may, by notice to grantees, accelerate the dates upon which all outstanding stock options and stock appreciation right awards of such grantees shall be exercisable and the dates upon which action may be taken with respect to all other awards requiring action on the part of grantees, without requiring that such awards terminate; and (5) make certain technical amendments to clarify that restricted stock awards may be in either book-entry or certificated form. The amendment and restatement of the Stock Plan does not increase the total number of shares as to which awards may be granted. The primary purpose of the amendments is to enable the Company to grant restricted stock awards, some of which may vest over a period of less than three years, from shares available for issuance as awards under the Stock Plan as a retention incentive for key employees who are expected to contribute to the execution of the Company's business plan. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), to holders of the Company's Class A common stock (‘‘Class A Common Stock’’) and Class B common stock (‘‘Class B Common Stock’’ and, together with the Class A Common Stock, the ‘‘Common Stock’’) entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent.

This Information Statement is being mailed on or about October 23, 2006 to the Company's stockholders of record as of October 5, 2006 (the ‘‘Record Date’’). The Company anticipates that the amendment and restatement of the Stock Plan will take effect on November 12, 2006.

The Company's principal executive offices are located at 237 Park Avenue, New York, New York 10017, and the Company's telephone number is (212) 527-4000.

Reason for the Written Consent

The Stock Plan Amendment and Restatement

On September 21, 2006, the Company's Board of Directors approved, subject to stockholder approval, an amendment and restatement of the Company's Stock Plan (the ‘‘Stock Plan Amendment and

Restatement’’) to: (1) rename the Stock Plan as the Second Amended and Restated Revlon, Inc. Stock Plan; (2) increase the number of shares that may be issued as restricted and unrestricted stock and restricted stock units from 5,935,000 to 15,000,000; (3) increase from 300,000 to 4,065,000 the number of awards other than stock option and stock appreciation right awards that may be granted without regard to the one-year and three-year minimum vesting requirements under the Stock Plan and clarify that such number does not include awards granted without regard to such minimum vesting requirements that are cancelled without payment of cash or other consideration in connection with the termination of the grantee's employment, services or otherwise; (4) provide that, in connection with any future merger, consolidation, sale of all or substantially all of the Company's assets or other similar transactions, the Committee may, by notice to grantees, accelerate the dates upon which all outstanding stock options and stock appreciation right awards of such grantees shall be exercisable and the dates upon which action may be taken with respect to all other awards requiring action on the part of grantees, without requiring that such awards terminate; and (5) make certain technical amendments to clarify that restricted stock awards may be in either book-entry or certificated form. The Stock Plan Amendment and Restatement does not increase the total number of shares as to which awards may be granted.

The Action by Written Consent

On October 5, 2006, MacAndrews & Forbes Holdings Inc., a corporation wholly owned by Ronald O. Perelman, Chairman of the Company's Board of Directors, and certain of its affiliates (together, ‘‘M&F’’), which, as of October 5, 2006, beneficially owned approximately 60% of the Company's Common Stock (including 37,063,156 shares of Revlon's Class A Common Stock beneficially owned by a family member of Ronald O. Perelman with respect to which shares MacAndrews & Forbes Holdings Inc. holds a voting proxy), together representing approximately 76% of the combined voting power of Revlon's Common Stock, delivered to the Company an executed written consent of stockholders approving the Stock Plan Amendment and Restatement (the ‘‘Written Consent’’).

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law (‘‘Section 228’’) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of the outstanding voting power of the shares of Common Stock present and voting on the matter at a meeting would be required to approve the Stock Plan Amendment and Restatement.

As of the Record Date, the Company had 381,450,845 shares of Class A Common Stock and 31,250,000 shares of Class B Common Stock outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to 10 votes. On the Record Date, M&F beneficially owned, directly and indirectly, 217,444,170 shares, or approximately 57%, of the Company's Class A Common Stock and all of the 31,250,000 shares of the Company's Class B Common Stock, representing approximately 60% of Revlon's Common Stock and approximately 76% of the combined voting power of Revlon's Common Stock. Accordingly, the action by Written Consent executed by M&F on the Record Date pursuant to Section 228 is sufficient to approve the Stock Plan Amendment and Restatement and requires no further stockholder action.

Notice Pursuant to Section 228

Pursuant to Section 228, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company's stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

Dissenters' Rights of Appraisal

The Delaware General Corporation Law does not provide dissenters' rights of appraisal to the Company's stockholders in connection with the matters approved by the Written Consent.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of ‘‘householding’’ stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of this Information Statement to you if you write or call the Company at the following address or telephone number: Investor Relations Department, Revlon, Inc., 237 Park Avenue, New York, New York 10017, telephone: (212) 527-5230. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact Revlon at the above address and telephone number.

APPROVAL OF THE SECOND AMENDED AND RESTATED REVLON, INC. STOCK PLAN

On September 21, 2006, the Company's Board of Directors approved, subject to stockholder approval, the Stock Plan Amendment and Restatement, which amends and restates the Stock Plan to: (1) rename the Stock Plan as the Second Amended and Restated Revlon, Inc. Stock Plan; (2) increase the number of shares that may be issued as restricted and unrestricted stock and restricted stock units from 5,935,000 to 15,000,000; (3) increase from 300,000 to 4,065,000 the number of awards other than stock option and stock appreciation right awards that may be granted without regard to the one-year and three-year minimum vesting requirements under the Stock Plan and clarify that such number does not include awards granted without regard to such minimum vesting requirements that are cancelled without payment of cash or other consideration in connection with the termination of the grantee's employment, services or otherwise; (4) provide that, in connection with any future merger, consolidation, sale of all or substantially all of the Company's assets or other similar transactions, the Committee may, by notice to grantees, accelerate the dates upon which all outstanding stock options and stock appreciation right awards of such grantees shall be exercisable and the dates upon which action may be taken with respect to all other awards requiring action on the part of grantees, without requiring that such awards terminate; and (5) make certain technical amendments to clarify that restricted stock awards may be in either book-entry or certificated form. The Stock Plan Amendment and Restatement does not increase the total number of shares as to which awards may be granted. The Company's Board of Directors adopted the Stock Plan Amendment and Restatement principally because the number of shares currently available for issuance as restricted stock under the Stock Plan is insufficient to satisfy the expected foreseeable future restricted stock requirements under the Stock Plan and to allow it to grant additional restricted stock awards without regard to the Stock Plan's minimum vesting requirements. Additionally, the Stock Plan Amendment and Restatement provides the Committee with additional discretion to provide that stock option and stock appreciation right awards would become exercisable in connection with any future merger, consolidation, sale of all or substantially all of the Company's assets or other similar transactions and clarifies that restricted stock may be issued in either book-entry or certificated form. The Company's Board of Directors believes that grants of restricted stock awards will be an important element in retaining key employees of the Company who are expected to contribute to the execution of the Company's business plan. Revlon's management relies on restricted stock as an essential part of the compensation packages necessary for Revlon to retain experienced officers and employees. As of October 5, 2006, 6,630,038 shares were available for issuance under the Stock Plan, of which 255,004 remained available for issuance as restricted stock and unrestricted stock and restricted stock unit awards. After giving effect to the Stock Plan Amendment and Restatement, as of October 5, 2006, there would have been 6,630,038 shares available for issuance as awards under the Stock Plan, some or all of which could be issued as awards of restricted stock. To the extent options or other awards are cancelled in the future, these awards would become available for restricted and unrestricted stock awards and restricted stock unit awards, provided that, subject to the adjustment provisions described herein, in no event may the total number of shares underlying restricted and unrestricted stock awards and restricted stock unit awards exceed 15,000,000. The closing price of Revlon's Class A Common Stock on the New York Stock Exchange on October 5, 2006 was $1.36.

Summary of the Second Amended and Restated Revlon, Inc. Stock Plan

The following summary of the Second Amended and Restated Revlon, Inc. Stock Plan is qualified in its entirety by the specific language of the Second Amended and Restated Revlon, Inc. Stock Plan (a copy of which is attached as Appendix I hereto). It should be noted that, although an entire description of the Second Amended and Restated Revlon, Inc. Stock Plan is provided, the only difference in the terms of the Second Amended and Restated Revlon, Inc. Stock Plan from the terms of the Amended and Restated Revlon, Inc. Stock Plan (as approved by the Company's stockholders at its June 4, 2004 Annual Meeting and as amended and restated by the Company's Board of Directors on June 4, 2004 in order to incorporate certain technical amendments to meet institutional investor guidelines) is that the Second Amended and Restated Revlon, Inc. Stock Plan: (1) increases the number of shares that may be issued as restricted and unrestricted stock and restricted stock units from 5,935,000 to 15,000,000; (2) increases from 300,000 to 4,065,000 the number of awards other than stock option and stock appreciation right awards that may be granted without regard to the one-year and three-year minimum vesting requirements under the Stock Plan and clarifies that such number does not include awards granted without regard to such minimum vesting requirements that are cancelled without payment of cash or other consideration in connection with the termination of the grantee's employment, services or otherwise; (3) provides that, in connection with any future merger, consolidation, sale of all or substantially all of the Company's assets or other similar transactions, the Committee may, by notice to grantees, accelerate the dates upon which all outstanding options and stock appreciation awards of such grantees shall be exercisable and the dates upon which action may be taken with respect to all other awards requiring action on the part of grantees, without requiring that such awards terminate; and (4) makes certain technical amendments to clarify that restricted stock awards may be in either book-entry or certificated form. The Stock Plan Amendment and Restatement does not increase the total number of shares as to which awards may be granted.

Description of the Stock Plan Terms

In General

Eligibility and Types of Awards

The Stock Plan provides for the granting of awards to such employees of the Company, its subsidiaries and its affiliates as the committee administering the Stock Plan, which is currently the Compensation Committee, may select from time to time. In addition, awards may be granted to Directors who currently are not receiving compensation as officers or employees of the Company or any of its affiliates (‘‘Non-Employee Directors’’). Awards under the Stock Plan may be made in the form of (i) incentive stock options (‘‘ISOs’’), which are designed to satisfy the applicable requirements set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), (ii) nonqualified stock options (‘‘NQSOs’’), which are not intended to satisfy such requirements (ISOs and NQSOs are collectively referred to as ‘‘Options’’), (iii) stock appreciation rights, either granted in tandem with an Option or independent of any Option (collectively, ‘‘SARs’’), (iv) restricted stock, (v) unrestricted stock and (vi) restricted stock unit Awards (‘‘Restricted Stock Units’’ and, collectively with all other award types, ‘‘Awards’’).

As of October 5, 2006, approximately 298 employees and eight Non-Employee Directors were eligible to participate in the Stock Plan. The benefits to be derived under the Stock Plan by participants cannot be determined, as the ultimate value of Awards under the Stock Plan depends on a variety of factors, including the market value of the Company’s Class A Common Stock, and future grants under the Stock Plan will be made at the sole discretion of the Committee, based on a variety of factors.

Stock Options Currently Outstanding and Options Expected to be Granted Under the Second Amended and Restated Revlon, Inc. Stock Plan

Certain executive officers' employment agreements and other new hire arrangements provide that management shall recommend to the Committee that such officers and employees, as the case may be, be granted Options to purchase a specified number of shares (see ‘‘— Employment Agreements and Termination of Employment Agreements’’).

As of October 5, 2006, stock Option Awards have been granted under the Stock Plan to certain individuals and groups as follows (note that, of the grants listed below, awards for 27,725 shares have expired in accordance with the terms of the Stock Plan):

Options Granted Under the Stock Plan

The following executive officers and former executive officers:

David L. Kennedy	1,828,000
President and Chief Executive Officer(a)
Jack L. Stahl	6,020,000
Former President and Chief Executive Officer(b)
Robert K. Kretzman	1,196,500
Executive Vice President, Chief Legal Officer, General Counsel and Secretary
Thomas E. McGuire	1,225,000
Former Executive Vice President and President of International(c)
All current executive officers as a group(d)	4,249,500
All current directors who are not executive officers as a group	1,908,832
Each associate of such persons	0
Each other person who received or is to receive five percent of such Options	0
All employees (including all current officers who are not executive officers) as a group	13,981,394

(a)	On September 18, 2006, the Company announced that Mr. Kennedy had been elected as the Company's President and Chief Executive Officer and as a Director of the Company. Mr. Kennedy had previously served as the Company's Executive Vice President and Chief Financial Officer from March 2006 and as Executive Vice President and President of International from June 2002 until March 2006.

(b)	On September 18, 2006, Revlon Consumer Products Corporation (‘‘Products Corporation’’), Revlon's wholly owned operating subsidiary entered into a separation agreement with Mr. Stahl (the ‘‘Stahl Separation Agreement’’) pursuant to which Mr. Stahl ceased employment with the Company effective September 18, 2006. See ‘‘— Employment Agreements and Termination of Employment Agreements.’’

(c)	On October 6, 2006, Products Corporation entered into a separation agreement with Mr. McGuire, pursuant to which Mr. McGuire ceased employment with the Company effective October 13, 2006 (the ‘‘McGuire Separation Agreement’’). See ‘‘— Employment Agreements and Termination of Employment Agreements.’’

(d)	Does not include Mr. Stahl, who ceased employment with the Company on September 18, 2006.

The Company intends to recommend that the Committee grant Awards of restricted stock, including Awards to its employees and executive officers, following the effectiveness of the shareholder actions described in this Information Statement, some of which may vest over a period of less than three years. However, since such awards under the Stock Plan are made at the Committee's discretion, there can be no assurance that the Committee will adopt the Company's recommendations. Therefore, the benefits and amounts that will be received or allocated under the Stock Plan Amendment and Restatement are not determinable at this time.

Available Shares

The shares available for issuance under the Stock Plan may be authorized but unissued Class A Common Stock or Class A Common Stock held in the Company’s treasury or a combination thereof. Subject to the adjustment provisions described herein, an aggregate of 40,650,000 shares of the Company's Class A Common Stock are reserved for issuance of Awards under the Stock Plan, of which, before the Stock Plan Amendment and Restatement, no more than 5,935,000 could be issued in the form of restricted or unrestricted shares and restricted stock units. Pursuant to the Stock Plan Amendment and Restatement, subject to the adjustment provisions described herein, no more than 15,000,000 shares could be issued pursuant to restricted or unrestricted stock Awards or Restricted Stock Unit Awards.

As of October 5, 2006, 34,019,962 shares were subject to Awards under the Stock Plan (including (a) all vested and unvested Awards, less (b) expired, terminated and cancelled awards and shares withheld from payment of an awards to satisfy tax withholding requirements). As of October 5, 2006, 6,630,038 shares remained available for issuance under the Stock Plan, and, of this amount, 255,004 shares remained available for issuance as restricted and unrestricted stock Awards and Restricted Stock Unit Awards. After giving effect to the Stock Plan Amendment and Restatement, as of October 5, 2006, there would have been 6,630,038 shares available for issuance as Awards under the Stock Plan, some or all of which could be issued as Awards of restricted stock. To the extent Options or other Awards are cancelled in the future, these Awards would become available for restricted and unrestricted stock Awards and Restricted Stock Unit Awards, provided that, subject to the adjustment provisions described herein, in no event may the total number of shares underlying restricted and unrestricted stock Awards and Restricted Stock Unit Awards exceed 15,000,000.

Generally, shares subject to an Award that remain unissued upon expiration or cancellation of the Award will be available for other Awards under the Stock Plan, as will shares that are used to satisfy an Option exercise price or that are withheld from payment of an Award to satisfy applicable tax withholding requirements. The grant or vesting of Restricted Stock Unit Awards that by their terms may be settled solely in cash will not reduce the number of shares of Class A Common Stock that may be made subject to Awards under the Stock Plan.

Subject to the adjustment provisions described below, the total number of shares subject to Options or SARs granted to any Stock Plan participant during 2004 could not exceed 5,700,000 and during any subsequent year may not exceed 1,000,000. Additionally, in any year, an independent Director of the Company may not be granted Options or SARs covering in the aggregate more than such number of shares of the Company's Class A Common Stock with a fair market value in excess of $100,000.

In the event that any dividend or other distribution is declared (whether in the form of cash, Class A Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, then if the Committee determines in its discretion that it is appropriate to do so, (i) the number and kind of shares of stock or other property which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of stock or other property to be issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award and (iv) the maximum number of shares subject to Awards which may be awarded to any Stock Plan participant during any period may be equitably adjusted (including without limitation by way of cancellation of an Award in exchange for a cash payment) to prevent the dilution or enlargement of the rights of participants without change in any aggregate purchase price (provided that no ISO granted under the Stock Plan will be adjusted in a manner that causes such Option to fail to continue to qualify as an ISO without the consent of the participant). Any such adjustment shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

Administration

The Committee administering the Stock Plan is currently the Compensation Committee of the Board. The Board may at any time appoint a different Stock Plan administrator, provided that it is a committee or subcommittee that consists of two or more directors of the Company. It is intended that any such committee or subcommittee shall consist of two or more ‘‘outside directors’’ within the meaning of Section 162(m) of the Code (‘‘Section 162(m)’’), although any failure of a committee member to so qualify shall not invalidate any Award under the Stock Plan. The Committee may delegate to officers or employees of the Company or its subsidiaries its authority to grant Options or SARs to participants who are not subject to Section 16 of the Exchange Act or Section 162(m). Such grants must be made with an exercise or base price equal to fair market value of the underlying share on the date of grant and in the aggregate may not cover shares in excess of a periodic limit established by the Committee.

The Committee has the discretionary authority to exercise all of the powers granted to it under the Stock Plan, to construe, interpret and implement the Stock Plan and agreements evidencing Awards under the Stock Plan, to prescribe, amend and rescind rules and regulations relating to the Stock Plan, to make all determinations necessary or advisable in administering the Stock Plan, and to correct any defect, supply any omission and reconcile any inconsistency in the Stock Plan. The determination of the Committee on all matters relating to the Stock Plan or agreement evidencing an Award under the Stock Plan is conclusive.

Award Types

In General

Subject to the terms of the Stock Plan, the Committee may grant Awards to participants as described below. The terms of Award grants will be set forth in written agreements (‘‘Award Agreements’’) between the Company and the participant.

Generally, no Option or SAR granted on or after April 14, 2004 may be exercised more than seven years after the date of grant and no shares of the Company's Class A Common Stock underlying any other Award under the Stock Plan may vest or become deliverable more than 10 years after the date of grant. Option and SAR Awards made prior to April 14, 2004 generally had 10-year terms. The Committee may in its discretion extend the expiration date of outstanding Awards (but not in excess of the seven-year or 10-year term, as the case may be, except in the case of the grantee's death before the expiration of the Award's term). Awards may be transferred by a grantee only by will or by the laws of descent and distribution and generally may be exercised only by the grantee during his or her lifetime, provided that the Committee may provide in the applicable Award Agreement that Options not intended to be ISOs may be transferred without consideration to any member or members of the grantee's ‘‘immediate family’’ (as defined in the Stock Plan), a trust for the benefit of the grantee and/or members of his or her immediate family, or a partnership or limited liability company whose only partners or stockholders are the grantee and/or members of his or her immediate family.

Options

All Options when granted are intended to be NQSOs unless the applicable Award Agreement explicitly states that an Option is intended to be an ISO. If an Option is granted with the stated intent that it be an ISO, and if for any reason such Option (or any portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion) shall be regarded as an NQSO appropriately granted under the Stock Plan, provided that such Option (or portion) otherwise satisfies the terms and conditions of the Stock Plan relating to NQSOs generally.

Options may be exercised in amounts and at times determined by the Committee. Unless the Award Agreement provides otherwise, an Option may not be exercised prior to the first anniversary of the date of grant and shall become exercisable with respect to 25% of the shares subject thereto on each of the first, second, third and fourth anniversaries of the date of grant. Options that are not exercised during the term established by the Committee will expire without value.

The purchase price of the Company's Class A Common Stock purchased pursuant to the exercise of an Option (‘‘Option Price’’) will be no less than 100% and, in case of an ISO granted to an owner of stock possessing 10% or more of the total combined voting power of all classes of stock of the Company, 110%, of the fair market value (as defined in the Stock Plan) of the Company's Class A Common Stock on the day the Option is granted. Upon the exercise of any Option, the Option Price must be fully paid by certified or cashier's check, in shares of the Company's Class A Common Stock equal in fair market value to the Option Price, or, subject to the approval of the Committee, by attestation of such stock ownership or by personal check.

Pursuant to the Code, the aggregate fair market value (determined as of the date of grant) of the shares granted to any participant under the Stock Plan or any other option plan of the Company or its subsidiaries that may become exercisable for the first time in any calendar year is limited, with respect to ISOs, to $100,000.

Stock Appreciation Rights

The Committee may grant SARs either alone (‘‘unrelated SARs’’) or in conjunction with all or part of an Option. Upon the exercise of a SAR, a holder generally is entitled, without payment to the Company, to receive cash, shares of the Company's Class A Common Stock or any combination thereof, as determined by the Committee, in an amount equal to (x) the excess of the fair market value of one share of the Company's Class A Common Stock on the exercise date over (i) in the case of a SAR granted in tandem with an option, the Option Price and (ii) in the case of an unrelated SAR, the appreciation base determined by the Committee (which shall be not less than 100% of the fair market value (as defined in the Stock Plan) of the Company's Class A Common Stock on the day the SAR is granted), multiplied by (y) the number of shares of the Company's Class A Common Stock subject to the SAR or the portion thereof surrendered. SARs vest and become exercisable in the same manner as Options.

Restricted and Unrestricted Stock

The Committee may grant restricted or unrestricted stock Awards alone or in tandem with other Awards under the Stock Plan. Vesting of restricted stock Awards may be conditioned upon the completion of a specified period of service, the attainment of specific performance goals or such other factors as the Committee may determine. The Committee may, in its discretion, require a grantee to pay an amount to acquire any restricted or unrestricted stock, which amount may be refunded to such grantee upon such events as the Committee may determine. During the restricted period, the grantee may not transfer, assign or otherwise encumber or dispose of the restricted stock, except as permitted by the Committee. During the restricted period, the grantee will have the right to vote the restricted stock and/or to receive any cash dividends if and to the extent so provided by the Committee.

Restricted Stock Unit Awards

The Committee may grant Restricted Stock Unit Awards relating to a specified number of shares (or the cash or other fair market value thereof) to be delivered based upon the completion of a specified period of service, the attainment over a specified performance cycle of specified measures of the performance of the Company, one or more of its subsidiaries or affiliates or the participant, or such other factors as the Committee may determine. The Committee may provide for full or partial credit, prior to completion of such award cycle or achievement of the degree of attainment of the measures of performance specified in connection with such performance unit, in the event of the participant's death, normal retirement, early retirement, or total or permanent disability, or in other circumstances. The grantee will have no voting rights in respect of shares underlying a Restricted Stock Unit unless and until shares are actually issued in satisfaction of the Award. The Committee in its discretion may grant dividend equivalent rights in respect of a Restricted Stock Unit that, upon vesting of the Award, will entitle the grantee to ratable payment of dividends declared while the Award was unvested.

Special Vesting Rules

Section 162(m )

The Committee in its sole discretion may grant a restricted stock Award or Restricted Stock Unit Award that is intended to qualify for the performance-based compensation exception to the application of Section 162(m). In such a case, the Committee will condition the vesting or exercisability of the Award on the attainment of performance goals that are pre-established by the Committee and that are based, for any period specified by the Committee in its discretion, on one or more of the following criteria as applied to the participant, a business unit of the Company and/or an affiliate of the Company: stock price, market share, sales, earnings per share, return on equity, assets, capital or investment, net income, operating income, operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs, sales growth, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, planning accuracy (as measured by comparing planned results to actual results), and implementation or completion of critical projects or processes. In any year, the total number of shares that may be made subject to such restricted stock Awards granted to any Stock Plan participant may not exceed 1,000,000, and the total number of shares that may be made subject to such Restricted Stock Unit Awards granted to any Stock Plan participant likewise may not exceed 1,000,000.

To the extent required to qualify payment under an Award as performance-based compensation within the meaning of Section 162(m), Awards whose vesting or exercise is conditioned on the attainment of such performance measures shall become vested or exercisable (as the case may be) only after the attainment of such performance measures has been certified by the Committee. Whether or not an Award is intended to constitute performance-based compensation within the meaning of Section 162(m), the Committee shall have the authority to make appropriate adjustments in performance goals under the Award to reflect the impact of extraordinary items not reflected in such goals.

Minimum Vesting Requirements

Awards other than Options and SARs shall vest (i.e., become nonforfeitable) over a minimum period of three years; provided that (i) upon a ‘‘Reorganization Event’’ (as further described below) or, in respect of such an Award to any participant, in the event of the participant's death, disability, or retirement, no such minimum vesting period shall be required, (ii) to the extent vesting in such an Award is conditioned upon the achievement of one or more performance goals, the Award shall vest over a minimum period of one year (rather than over a minimum period of three years), and (iii) up to 4,065,000 shares may be made subject to such Awards without minimum vesting requirements (prior to the Stock Plan Amendment and Restatement, this number was 300,000 shares). With respect to the minimum vesting requirements described above, vesting over a three-year period or one-year period (as the case may be) shall include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

Acceleration of Vesting

With respect to Awards of Options and SARs and, except as provided in the preceding paragraph, with respect to other Awards under the Stock Plan, the Committee in its discretion may accelerate the time or times at which an Award may vest or be exercised.

Effect of Termination of Employment/Service

Except as provided below or as otherwise provided in an applicable Award Agreement, if the employment (or services in the case of a Non-Employee Director) of a grantee with the Company and its affiliates terminates, Options and SARs that are then exercisable will remain exercisable, and any payment or notice provided for under the terms of the vested portion of any other outstanding Award may be given, for a period of 90 days from the date of any such termination, and any Awards or parts thereof that are not exercisable on such termination date will be cancelled and the grantee may not satisfy any condition, limitation or restriction which is unsatisfied as of such termination date.

If the grantee's employment (or provision of services, in the case of a Non-Employee Director) is terminated by the Company for ‘‘good reason’’ (as defined in the Company's Executive Severance Policy) or for ‘‘cause’’ under an applicable employment agreement or, in the case of a Non-Employee Director, removal for cause as set forth in the Company's By-laws from time to time, or by the grantee other than for ‘‘good reason’’ or ‘‘cause’’ under an applicable employment agreement, then as of the date of termination all outstanding Awards previously granted to such grantee (whether or not then vested or exercisable) shall be cancelled and the portion of all restricted stock Awards which are unvested or as to which restrictions have not lapsed shall be cancelled and the grantee may not satisfy any condition, limitation or restriction which is then unsatisfied. If the grantee voluntarily retires with the Company's consent or retires as a Non-Employee Director with the Company's consent or the grantee's employment is or services as a Non-Employee Director are terminated due to permanent disability, then Options or SARs that are vested and exercisable as of the date of termination will be exercisable for only one year from the date of termination, unvested Options and SARs will expire, and unvested restricted shares and any other Awards will be forfeited, in each case on the date of termination. Upon the grantee's death during employment (or during service as a Non-Employee Director) or during the period under which continued exercisability is provided for as described above, Options or SARs exercisable as of the date of the grantee's death will be exercisable by the estate of the deceased grantee for one year from the date of the grantee's death, unvested Options or SARs will expire as of the date of death, and unvested restricted shares and any other Awards will be forfeited as of the date of death. Upon the termination of the grantee's employment or service for any other reason, vested Options and SARs will be exercisable for 90 days, unvested Options and SARs will expire, and unvested restricted shares and any other Awards will be forfeited, in each case on the date of termination. Additionally, if a grantee ceases employment and accepts employment with a competitor in violation of the Company's standard Employee Agreement as to Confidentiality and Non-Competition (or any other applicable non-compete agreement), then profits realized from the exercise of any Options or SARs during the 12-month period prior to the date of termination would be repayable to the Company and the value of any vested restricted shares or other Awards for which consideration was received during the 12-month period prior to the date of termination would be repayable to the Company.

The Committee may vary any of the rules described in the preceding paragraph by making different provision in an Award Agreement. Moreover, the Committee in its discretion may provide for a longer or shorter period for exercise of an Option or SAR or may permit a grantee to continue vesting under any Option, SAR or restricted stock or other Award or to make any payment, give any notice and continue satisfying any performance or other condition under any other Award in the case of a grantee whose employment terminates for any reason, including without limitation if: (1) such grantee's employer ceases to be an affiliate of the Company; (2) a grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company; (3) a grantee voluntarily retires with the consent of the grantee's employer or retires as a Non-Employee Director with the Company's consent; (4) a grantee's employment or services as a Non-Employee Director terminates due to permanent disability; or (5) a grantee dies.

Effect of Certain Changes

In the event that the Company is to be merged or consolidated with another corporation or reorganized or liquidated and there is any change in the shares of Common Stock as then constituted by reason of such merger or consolidation, or in the event that all or substantially all of the Company's assets are acquired by another person, or in the event of a reorganization or liquidation of the Company or any successor, or other similar transaction (each, a ‘‘Reorganization Event’’), then the Committee in its discretion may, by written notice to a grantee, provide: (1) that Awards of Options and SARs granted to a grantee and all other Awards requiring action on the part of a grantee would terminate unless exercised within the period determined by the Committee (not less than 30 days), in which case the Committee must accelerate the exercisability and vesting of such Awards; or (2), that the exercisability and vesting of Awards of Options and SARs and all other Awards requiring action on the part of a grantee shall be accelerated, without providing for an early termination date for such Awards. The Committee may also, in its sole discretion, by written notice to a grantee, provide that the restrictions on restricted stock Awards lapse and the performance and other conditions of other Awards shall be adjusted in connection with any Reorganization Event, upon such terms as the Committee may determine. Whenever deemed appropriate by the Committee, it may make the actions referred to above conditional upon the consummation of the applicable Reorganization Event.

Amendment and Termination

The Company's Board of Directors may amend, suspend or discontinue the Stock Plan at any time except that, unless approved by a majority in voting power of the Company's stockholders, no such amendment may (i) materially increase the maximum number of shares as to which Awards may be granted under the Stock Plan, including the maximum number of shares as to which Awards of restricted stock or unrestricted stock or Restricted Stock Units may be granted, except for adjustments to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares, (ii) materially increase the benefits accruing to Stock Plan participants, (iii) materially change the requirements as to eligibility for participation in the Stock Plan, (iv) except in the case of a participant's death, permit an Option or unrelated SAR granted on or after April 14, 2004 to be exercisable more than seven years after the date of grant (Option and SAR Awards made prior to April 14, 2004 generally had 10-year terms) or permit a restricted stock Award to vest, or shares of the Company's Class A Common Stock to be delivered pursuant to a Restricted Stock Unit Award more than 10 years after the date of grant (except where such event occurs due to the death of the grantee), (v) permit an Option to have an option exercise price, or a SAR to have an appreciation base, of less than 100% of the fair market value of a share of the Company's Class A Common Stock on the date the Option or SAR is granted, (vi) have the effect of lowering the option exercise price of any Option or the appreciation base per share of any SAR after it is granted or (vii) extend the term of the Stock Plan beyond a 10-year period. The Stock Plan terminates on April 14, 2014, although Awards granted before that date will remain in effect in accordance with their terms.

Payment of Taxes

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any related federal, state and local withholding tax requirements. Whenever shares of the Company's Class A Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the grantee to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local withholding tax requirements. With the approval of the Committee, a grantee may satisfy the foregoing requirement by delivering unrestricted shares of the Company's Class A Common Stock owned by the grantee for at least six months having a value equal to the amount otherwise payable or by electing to have the Company withhold from delivery shares of the Company's Class A Common Stock having a value equal to the minimum amount of tax to be withheld. Such shares shall be valued at their fair market value on the date on which the amount of tax to be withheld is determined. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

CERTAIN FEDERAL INCOME TAX EFFECTS

THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS GRANTED UNDER THE STOCK PLAN IS BASED UPON THE PROVISIONS OF THE INTERNAL REVENUE CODE AS IN EFFECT ON THE DATE OF THIS INFORMATION STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IN ADDITION, THIS DISCUSSION ASSUMES THAT ALL AWARDS ARE EXEMPT FROM, OR COMPLY WITH, THE RULES IN SECTION 409A OF THE INTERNAL REVENUE CODE REGARDING NONQUALIFIED DEFERRED COMPENSATION.

THIS DISCUSSION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK PLAN OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT.

Non-Qualified Stock Options

An optionee will not recognize any taxable income upon the grant of an NQSO and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the Company's Class A Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Company's Class A Common Stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of the Company's Class A Common Stock received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Class A Common Stock is more than one year.

Incentive Stock Options

An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. However, exercise of an ISO is taken into account for alternative minimum tax purposes and, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a ‘‘disqualifying disposition,’’ as described below, gives rise to taxable compensation income subject to applicable withholding taxes and a corresponding tax deduction to the Company.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a ‘‘disqualifying disposition’’ of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares will be ordinary income to the optionee, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as a capital gain or loss and will not result in any deduction by the Company.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2005

The following table sets forth as of December 31, 2005, with respect to all equity compensation plans of the Company previously approved and not previously approved by its stockholders: (a) the number of securities to be issued upon the exercise of outstanding options, warrants and rights and the vesting of restricted stock, (b) the weighted-average exercise price of such outstanding options, warrants and rights (which excludes restricted stock) and (c) the number of securities remaining available for future issuance under such equity compensation plans, excluding securities reflected in item (a). A description of the Revlon, Inc. 2002 Supplemental Stock Plan (the ‘‘Supplemental Stock Plan’’) follows the table.

Equity Compensation Plan Information

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Previously Approved by Stockholders:
Stock Plan	36,445,599	(1)	$4.25(4)		1,927,811
Not Previously Approved by Stockholders:(2)
Supplemental Stock Plan	397,500	(3)	N/A(3	) (4)	—

(1)	Includes 3,412,502 shares of unvested restricted stock and 33,033,097 options outstanding under the Stock Plan.

(2)	The Supplemental Stock Plan was not required to be approved by Revlon, Inc.'s stockholders under NYSE rules in effect in February 2002 when the Supplemental Stock Plan was adopted.

(3)	Includes 530,000 shares of restricted stock issued under the Supplemental Stock Plan, the entire amount of securities issuable under such plan, less 132,500 of such shares as to which the restrictions lapsed on June 18, 2004.

(4)	Weighted-average exercise price excludes restricted stock, which does not have an exercise price.

On February 17, 2002, the Company adopted the Supplemental Stock Plan, the purpose of which was to provide Mr. Stahl, the Company's former President and Chief Executive Officer and the sole eligible participant under the Supplemental Stock Plan, with inducement awards to induce him to join the Company. The Supplemental Stock Plan covers 530,000 shares of the Company's Class A Common Stock. Awards could be made under the Supplemental Stock Plan in the form of stock options, stock appreciation rights and restricted or unrestricted stock. On February 17, 2002, the Compensation Committee granted Mr. Stahl an Award of 530,000 restricted shares of Class A Common Stock, the full amount of the shares of Class A Common Stock issuable under the Supplemental Stock Plan. The terms of the Supplemental Stock Plan and the foregoing grant of restricted shares to Mr. Stahl are substantially the same as the Stock Plan and the grant of restricted shares to Mr. Stahl under the Stock Plan. Pursuant to the terms of the Supplemental Stock Plan, such grant was made conditioned upon Mr. Stahl's execution of the Company's standard employee confidentiality and non-competition agreement, which condition Mr. Stahl fulfilled. See ‘‘— Employment Agreements and Termination of Employment Agreements’’ for information regarding vesting and forfeiture.

As described above, on October 5, 2006, M&F delivered to the Company an executed Written Consent of stockholders approving the Stock Plan Amendment and Restatement. This Information Statement is being sent to all stockholders of the Company as notice that such action has been taken. The Company is not asking that you vote to approve the Stock Plan Amendment and Restatement. Under federal law governing the taking of stockholder action by written consent, stockholder approval of the Stock Plan Amendment and Restatement will be deemed effective 20 days after the mailing of this Information Statement to the Company's stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 5, 2006 (unless otherwise noted), the number of shares of Revlon, Inc.'s Common Stock beneficially owned, and the percent so owned, by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Revlon, Inc.'s Common Stock, (ii) each director of Revlon, Inc., (iii) the Chief Executive Officer during 2005 and each of the other Named Executive Officers (as defined below under ‘‘Executive Compensation’’) during 2005 and (iv) all directors and executive officers of Revlon, Inc. as a group. The number of shares owned are those beneficially owned, as determined under the applicable rules of the SEC for the purposes of this Information Statement, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Certain of the shares listed below as beneficially owned are pursuant to stock Options, which, as of October 5, 2006, were all ‘‘out-of-the-money’’ because the exercise price of such stock Options exceeded the NYSE closing price of the Company's Class A Common Stock as of such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Ronald O. Perelman 35 E. 62nd St. New York, NY 10021	218,969,170 (Class A) 31,250,000 (Class B) (1)	60.41% (Class A and Class B combined) 57.18% (Class A) 100.00% (Class B)
FMR Corp. 82 Devonshire Street Boston MA 02109	57,900,499 (Class A) (2)	14.03% (Class A and Class B combined) 15.18% (Class A)
Alan S. Bernikow	24,008 (Class A) (3)	*
Paul J. Bohan	18,383 (Class A) (4)	*
Donald G. Drapkin	—	*
Meyer Feldberg	39,008 (Class A) (5)	*
Howard Gittis	1,338,355 (Class A)	*
David L. Kennedy	1,309,501 (Class A) (6)	*
Robert K. Kretzman	788,880 (Class A) (7)	*
Edward J. Landau	39,142 (Class A) (8)	*
Debra L. Lee	—	*
Thomas E. McGuire	719,041 (Class A) (9)	*
Linda Gosden Robinson	39,008 (Class A)(10)	*
Kathi P. Seifert	100,000 (Class A)	*
Jack L. Stahl	5,728,817 (Class A)(11)	1.38% (Class A and Class B combined) 1.49% (Class A)
Kenneth L. Wolfe	33,383 (Class A)(12)	*
All Directors and Executive Officers as a Group (14 Persons)(13)	223,417,849 (Class A) 31,250,000 (Class B)	61.13% (Class A and Class B combined) 57.98% (Class A) 100.00% (Class B)

*	Less than one percent.

(1)	Mr. Perelman beneficially owns, directly and indirectly through M&F, 218,969,170 shares of Class A

Common Stock (including 2,865,000 shares that were purchased directly by Mr. Perelman, 37,063,156 shares beneficially owned by a family member, with respect to which shares M&F holds a voting proxy, 170,000 shares that represent restricted shares which have vested and 1,525,000 shares that Mr. Perelman may acquire under vested options). Mr. Perelman, through M&F, also beneficially owns all of the outstanding 31,250,000 shares of Revlon, Inc. Class B Common Stock, each of which is convertible into one share of Class A Common Stock, which, together with the Class A Common Stock referenced above, represent approximately 60% of the outstanding shares of Revlon, Inc. Common Stock and approximately 76% of the combined voting power of such shares. Shares of Class A Common Stock and shares of intermediate holding companies between Revlon, Inc. and M&F are, and may from time to time be, pledged to secure obligations of M&F.

(2)	Information based solely on a Schedule 13G/A, dated and filed with the SEC on February 14, 2006 and reporting, as of December 31, 2005, beneficial ownership by FMR Corp. and Edward C. Johnson 3d of 57,900,499 shares of Class A Common Stock as of December 31, 2005 (collectively, the ‘‘Fidelity Owned Shares’’). According to the Schedule 13G/A, Fidelity Management & Research Company (‘‘FMRC’’), a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, was the beneficial owner of 40,632,108 shares of Class A Common Stock (which are included in the Fidelity Owned Shares) as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Advisors High Yield Fund, amounted to 35,212,984 shares of Class A Common Stock (which are included in the 40,632,108 shares referred to above). Edward C. Johnson 3d and FMR Corp., through its control of FMRC, and the funds each has sole power to dispose of the 40,632,108 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders of FMR Corp. have entered into a shareholders' voting agreement under which all Series B shares of FMR Corp. will be voted in accordance with the majority vote of Series B shares of FMR Corp. As a result of facts described in the Schedule 13G/A, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Boards of Trustees. FMRC carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Fidelity Management Trust Company (‘‘FMTC’’), a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, was the beneficial owner of 17,268,391 shares of Class A Common Stock (which are included in the Fidelity Owned Shares) as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of FMTC, each has sole dispositive power over 17,268,391 shares of Class A Common Stock and sole power to vote or to direct the voting of 13,552,038 shares of Class A Common Stock (which are included in the Fidelity Owned Shares), and no power to vote or to direct the voting of 3,716,353 shares of Class A Common Stock owned by the institutional account(s) discussed above. FMRC, Fidelity Advisors High Yield Fund and FMTC share the same principal business address as FMR Corp.

(3)	Includes 24,008 shares that Mr. Bernikow may acquire under vested options.

(4)	Includes 18,383 shares that Mr. Bohan may acquire under vested options.

(5)	Includes 39,008 shares that Mr. Feldberg may acquire under vested options.

(6)	Includes 341,751 shares held directly by Mr. Kennedy (including 209,774 shares that were purchased directly by Mr. Kennedy, 50,000 shares that represent restricted shares that vested during 2004, 42,477 shares that represent restricted shares that vested during 2005 and 39,500 shares that represent restricted shares that vested during 2006) and 967,750 shares that Mr. Kennedy may acquire under vested options.

(7)	Includes 35,000 shares that represent restricted shares that vested during 2004, 78,420 shares that represent restricted shares that vested during 2005, 52,960 shares that represent restricted shares that vested during 2006 and 622,500 shares that Mr. Kretzman may acquire under vested options.

(8)	Includes 134 shares held directly by Mr. Landau and 39,008 shares that Mr. Landau may acquire under vested options.

(9)	Includes 114,041 shares directly held by Mr. McGuire (including 4,160 shares purchased directly by Mr. McGuire, 39,357 shares that represent restricted shares that vested during 2005 and 70,524 shares that represent restricted shares that vested in 2006) and 605,000 shares that Mr. McGuire may acquire under vested options. On October 6, 2006, Products Corporation entered into the McGuire Separation Agreement, pursuant to which he ceased employment with the Company effective October 13, 2006 (See ‘‘— Employment Agreements and Termination of Employment Agreements’’). Pursuant to the Stock Plan, all of Mr. McGuire's vested options will expire on January 11, 2007.

(10)	Includes 39,008 shares that Ms. Robinson may acquire under vested options.

(11)	Information based solely on records maintained by the Company through Mr. Stahl's September 18, 2006 termination date. Includes 2,893,817 shares held directly by Mr. Stahl (including 593,817 shares purchased directly by Mr. Stahl, 250,000 shares that represent restricted shares that vested during 2004, 900,000 shares that represent restricted shares that vested during 2005 and 1,150,000 shares that represent restricted shares that vested during 2006), and 2,835,000 shares that Mr. Stahl may acquire under vested options. Pursuant to the Stahl Separation Agreement, Mr. Stahl ceased employment with the Company on September 18, 2006.

(12)	Includes 15,000 shares held directly by Mr. Wolfe and 18,383 shares that Mr. Wolfe may acquire under vested options.

(13)	Does not include Mr. Stahl, who ceased employment with the Company on September 18, 2006.

ADDITIONAL INFORMATION ABOUT REVLON

Director Compensation

Non-Employee Directors are paid an annual retainer fee of $35,000, payable in quarterly installments, a fee of $1,000 for each meeting of the Board of Directors or any committee (other than the Audit Committee) that they attend and annual Awards under the Stock Plan pursuant to a formula. The Compensation Committee determines a maximum face value of the annual option grant each year for each Non-Employee Director (which face value amount cannot exceed $100,000 in any given year and was set at $75,000 for each of 2004 and 2005), and the face value amount is divided by the per-share NYSE closing price of the Company's Class A Common Stock on the date of the grant to determine the number of options to be granted to the Non-Employee Director. On March 7, 2005, the Compensation Committee granted each of the Non-Employee Directors options to purchase 29,412 shares of Class A Common Stock ($75,000 divided by $2.55, the per share NYSE closing price of the Company's Class A Common Stock on the grant date), which options consist of non-qualified options having a term of seven years, became exercisable as to 25% of the Award under the Stock Plan on March 7, 2006, and thereafter become cumulatively exercisable in additional 25% increments on each subsequent March 7th, and have an exercise price equal to $2.55, the per share NYSE closing price of the Company's Class A Common Stock on the grant date (the ‘‘2005 Non-Employee Director Awards’’).

In recognition of the increased responsibilities that have arisen as a result of the passage of the Sarbanes-Oxley Act of 2002 and revised SEC and NYSE rules, and based upon the advice of independent compensation consultants, members of the Audit Committee are paid an annual Audit Committee retainer fee of $10,000, in addition to the aforementioned annual retainer fee for Board membership, and a per meeting fee of $1,500 for each meeting of the Audit Committee that they attend. Non-Employee Directors who serve as chairman of the Audit Committee, Nominating Committee and Compensation Committee each receive an annual retainer fee of $10,000 per annum, in addition to any other retainer or meeting fees they receive.

Messrs. Bernikow and Landau are also non-employee members of the Board of Directors of Products Corporation, Revlon's wholly owned operating subsidiary, for which they are each paid an annual retainer fee of $25,000 per annum and a meeting fee of $1,000 for each meeting of the Board of Directors of Products Corporation that they attend.

Consistent with the summaries set forth above, the following chart shows all compensation paid by the Company to the Non-Employee Directors during 2005, including Board of Directors and applicable Board committee retainer and meeting fees. The chart does not show any compensation for Mmes. Lee or Seifert, as each became a member of the Company's Board of Directors effective January 1, 2006. As of October 5, 2006, all of the 2005 Non-Employee Director Awards were

‘‘out-of-the-money’’ because the exercise price of such stock Options exceeded the NYSE closing price of the Company's Class A Common Stock as of such date.

Non-Employee Director	Total 2005 Board Retainer and Committee Meeting Fees	Grant Date Present Value of 2005 Non-Employee Director Awards(a)	Total
Alan Bernikow	$70,500	$40,127	$110,627
Paul J. Bohan	$64,500	$40,127	$104,627
Meyer Feldberg	$80,500	$40,127	$120,627
Edward J. Landau	$77,000	$40,127	$117,127
Linda Gosden Robinson	$56,000	$40,127	$96,127
Kenneth L. Wolfe	$53,000	$40,127	$93,127

(a)	Grant Date Present Values for the 2005 Non-Employee Director Awards were calculated using the Black-Scholes option pricing model, using the March 7, 2005 grant date with respect to such Awards. Stock option models require a prediction about the future movement of stock price. The following assumptions were made for purposes of calculating such Grant Date Present Values: (i) a risk-free interest rate of return of 3.96%; (ii) expected stock price volatility of approximately 61%, based upon the volatility of the stock price of Class A Common Stock; (iii) a constant dividend rate of zero percent; and (iv) an estimated life of 4.75 years from the grant date. No adjustments to the theoretical value were made to reflect the waiting period, if any, prior to vesting of the stock options or the transferability (or restrictions related thereto) of the stock options. The real value of the options in the table depends upon the actual performance of the Company's Class A Common Stock on the NYSE during the applicable period and upon exercise.

Executive Compensation

Summary Compensation

The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the persons who served as Chief Executive Officer of the Company during 2005 and the four most highly paid executive officers (see footnote (a) below), other than the Chief Executive Officer, who served as executive officers of the Company during 2005 (collectively, the ‘‘Named Executive Officers’’), for services rendered in all capacities to the Company and its subsidiaries during such periods. David L. Kennedy, who became an executive officer on March 2, 2006 following the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and became the Company's President and Chief Executive Officer of the Company on September 18, 2006, is not included in the table because he was not an executive officer during 2005.

Summary Compensation Table

		Annual Compensation(a)			Long-Term Compensation Awards
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards($)(b)	Securities Underlying Options	All Other Compensation($)
Jack L. Stahl	2005	1,300,000	—	80,634	—	—	158,505
Former President and Chief	2004	1,300,000	455,000	95,677	8,181,000	5,520,000	173,631
Executive Officer(c)	2003	1,300,000	—	103,244	—	100,000	173,277
Thomas E. McGuire	2005	524,231	41,635	57,722	—	130,000	97,116
Former Executive Vice	2004	500,000	735,000	88,973	590,850	995,000	128,631
President and President of	2003	182,692	—	18,678	150,500	100,000	25,224
International(d)
Robert K. Kretzman Executive Vice President, Chief Legal Officer, General Counsel and Secretary(e)	2005	521,880	113,985	12,573	—	120,000	11,902

(a)	The amounts shown in Annual Compensation for 2005, 2004 and 2003 reflect salary, bonus and other annual compensation (including, as required to be disclosed in accordance with Item 402 of Regulation S-K promulgated under the Exchange Act, perquisites and other personal benefits valued in excess of $50,000) and amounts reimbursed for payment of taxes awarded to, earned by or paid to the persons listed for services rendered to the Company and its subsidiaries. For the periods reported, the Company had an executive bonus plan in which executives participated (including Messrs. Stahl, McGuire and Kretzman) (see ‘‘—Employment Agreements and Termination of Employment Agreements’’). The executive bonus plan provided for payment of cash compensation upon the achievement of predetermined business and personal performance objectives during the calendar year that are established by the Compensation Committee, except that in respect of 2003, as a result of the non-attainment of bonus objectives for that year, the Compensation Committee determined that no bonuses would be payable under the executive bonus plan or any other incentive compensation plan of the Company for that year. In addition, no salary increases were provided in 2004 and the Company's bonus plan targets for 2004 and 2005 were set at 50% and 75%, respectively, of the regular bonus targets. For 2005, the Company is reporting the compensation of Messrs. Stahl, McGuire and Kretzman, its only executive officers during 2005.

(b)	See footnotes (c), (d) and (e) below for information concerning the number, value and vesting schedules on restricted stock awards to the Named Executive Officers under the Stock Plan. The options granted to Named Executive Officers during 2005 pursuant to the Stock Plan are discussed below under ‘‘Option Grants During the Year Ended December 31, 2005.’’

(c)	On September 18, 2006, Mr. Stahl's employment with the Company ceased pursuant to the Stahl Separation Agreement, which provides for the separation benefits to which Mr. Stahl was entitled to under his employment agreement upon termination without ‘‘cause.’’ See— ‘‘Employment Agreements and Termination of Employment Agreements’’.

Mr. Stahl became President and Chief Executive Officer of the Company during February 2002. In March 2006, Mr. Stahl was entitled to receive a bonus of $373,190, which he had earned in respect of 2005 pursuant to the terms of the executive bonus plan, and based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2005 by the Compensation Committee. Mr. Stahl waived receipt of such bonus to help fund, in part, discretionary bonuses to participants in the executive bonus plan in recognition of the Company’s significant achievements during 2005. The amount shown for Mr. Stahl under Other Annual Compensation for 2005 includes $80,634 in respect of gross ups for taxes on imputed income arising out of (x) personal use of a Company-provided automobile, (y) premiums paid or reimbursed by the Company in respect of life insurance and (z) reimbursements for mortgage principal and interest payments pursuant to Mr. Stahl's employment agreement, as amended. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. Stahl's compensation for 2005 also included (i) $5,652 in respect of use of a Company-provided automobile, (ii) $12,782 in reimbursements under the Company's Executive Medical Plan, (iii) $39,014 in premiums paid by the Company in respect of supplemental long-term disability insurance and (iv) $8,500 for tax preparation expenses in 2005. The amount shown under All Other Compensation for 2005 reflects (i) $16,237 in respect of life insurance premiums, (ii) $135,968 of additional compensation in respect of interest and principal payments on a mortgage loan which Products Corporation made to Mr. Stahl on May 20, 2002 (prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibitions on personal loans to directors and executive officers) to purchase a principal residence in the New York metropolitan area pursuant to his February 2002 employment agreement (see ‘‘— Employment Agreements and Termination of Employment Agreements’’) and (iii) $6,300 in respect of matching contributions under the 401(k) Plan.

In March 2005, Mr. Stahl received a bonus of $455,000 in respect of 2004 pursuant to the terms of the executive bonus plan, and based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2004 by the Compensation Committee. The amount shown for Mr. Stahl under Other Annual Compensation for 2004 includes $95,677 in respect of gross ups for taxes on imputed income arising out of (x) personal use of a Company-provided automobile, (y) premiums paid or reimbursed by the Company in respect of life insurance and (z) reimbursements for mortgage principal and interest payments pursuant to Mr. Stahl's employment agreement, as amended. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. Stahl's compensation for 2004 also included (i) $21,188 in respect of use of a Company-provided automobile, (ii) $11,886 in reimbursements under the Company's Executive Medical Plan, (iii) $28,028 in premiums paid by the Company in respect of supplemental long-term disability insurance and (iv) $8,500 for tax preparation expenses in 2004. The amount shown under All Other Compensation for 2004 reflects (i) $16,513 in respect of life insurance premiums, (ii) $135,968 of additional compensation in respect of interest and principal payments on a mortgage loan which Products Corporation made to Mr. Stahl on May 20, 2002 (prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibitions on personal loans to directors and executive officers) to purchase a principal residence in the New York metropolitan area pursuant to his February 2002 employment agreement (see ‘‘— Employment Agreements and Termination of Employment Agreements’’), (iii) $6,150 in respect of matching contributions under the 401(k) Plan and (iv) $15,000 in respect of matching contributions under the Revlon Excess Savings Plan for Key Employees. On April 14, 2004, Mr. Stahl was awarded a grant of 2,700,000 shares of restricted stock under the Stock Plan. One third of Mr. Stahl's 2004 restricted stock Award vested on April 14, 2005, one third vested on April 14, 2006 and, pursuant to the terms of his employment agreement and the Stahl Separation Agreement, the final one-third will vest on April 14, 2007. No dividends will be paid on unvested restricted stock granted to Mr. Stahl in 2004. The value of the restricted stock Awards granted to Mr. Stahl on April 14, 2004 as reflected in the table is based on the $3.03 per share NYSE closing price of the Company's Class A Common Stock on the grant date, provided, however, only one-third of Mr. Stahl's restricted stock Award had vested as of December 31, 2005 and those vested shares were valued at $2,727,000 on the same basis. The value of these restricted stock Awards as of December 31, 2005 was $8,370,000, based on a per share price of $3.10, the per share NYSE closing price of the Company's Class A Common Stock on December 31, 2005, provided, however, because only one-third of Mr. Stahl's restricted stock Award had vested as of December 31, 2005, those vested shares were valued at $2,790,000 on the same basis.

The amount shown for Mr. Stahl under Other Annual Compensation for 2003 includes $103,244 in respect of gross ups for taxes on imputed income arising out of (i) personal use of a Company-provided automobile, (ii) premiums paid or reimbursed by the Company in respect of life insurance and (iii) reimbursements for mortgage principal and interest payments pursuant to Mr. Stahl's employment agreement, as amended. The amount shown under All Other Compensation for 2003 reflects (i) $16,309 in respect of life insurance premiums, (ii) $135,968 of additional compensation in respect of interest and principal payments on a mortgage loan which Products Corporation made to Mr. Stahl on May 20, 2002 (prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibitions on personal loans to directors and executive officers) to purchase a principal residence in the New York metropolitan area pursuant to his February 2002 employment agreement (see ‘‘— Employment Agreements and Termination of Employment Agreements’’), (iii) $6,000 in respect of matching contributions under the 401(k) Plan and (iv) $15,000 in respect of matching contributions under the Revlon Excess Savings Plan for Key Employees.

Mr. Stahl's employment agreement was amended on December 17, 2004 to extend the term for three years and to provide that in the event that Mr. Stahl's employment was terminated without ‘‘cause’’ or if he were to terminate his employment for ‘‘good reason,’’ the stock option awards granted to Mr. Stahl on February 17, 2002, May 19, 2003 and April 14, 2004, and the restricted stock awards granted to Mr. Stahl on February 17, 2002 and April 14, 2004, would continue to vest in accordance with their terms as if Mr. Stahl's employment had not been terminated and he had remained employed by the Company, and those stock option awards would remain exercisable until the later of (i) one year after such existing option award becomes 100% fully vested and exercisable or (ii) 18 months following Mr. Stahl's termination of employment, but in no event beyond the original option term of each such award. Such vesting and exercise rights are reflected in the Stahl Separation Agreement. See ‘‘— Employment Agreements and Termination of Employment Agreements.’’

(d)	On October 6, 2006, Products Corporation and Mr. McGuire entered into the McGuire Separation Agreement, pursuant to which he ceased employment with the Company effective October 13, 2006. See—‘‘ Employment Agreements and Termination of Employment Agreements.’’

Mr. McGuire served as Executive Vice President and Chief Financial Officer of the Company from August 2003 until early March 2006. In early March 2006, Mr. McGuire became Executive Vice President and President of the Company's international operations. In March 2006, Mr. McGuire received a bonus of $41,635 in respect of 2005 pursuant to the terms of the executive bonus plan, and based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2005 by the Compensation Committee. The amount shown for Mr. McGuire under Other Annual Compensation for 2005 includes $57,722 in respect of gross ups for taxes on imputed income arising out of relocation expenses paid or reimbursed by the Company in 2005. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. McGuire's compensation for 2005 also included $15,000 in respect of a cash car allowance. The amount shown under All Other Compensation for 2005 reflects (i) $88,078 in Company-paid expenses for temporary corporate housing and travel to and from Atlanta pending his relocation to the New York metropolitan area, (ii) $6,300 in respect of matching contributions under the 401(k) Plan and (iii) $2,739 in respect of life insurance premiums.

In March 2005, Mr. McGuire received a bonus of $135,000 in respect of 2004 pursuant to the terms of the executive bonus plan, $70,875 of which was based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2004 by the Compensation Committee and $64,125 of which was a discretionary bonus approved by the Compensation Committee in recognition of, among other things, Mr. McGuire's significant contributions to the Company's refinancing activities during 2004. In addition, pursuant to the terms of his employment agreement, in January 2005 Mr. McGuire received a $600,000 retention incentive in respect of 2004, intended to assist him towards funding the purchase of a home in the New York metropolitan area (see ‘‘— Employment Agreements and Termination of Employment Agreements’’). The amount shown for Mr. McGuire under Other Annual Compensation for 2004 includes $88,973 in respect of gross ups for taxes on imputed income arising out of relocation expenses paid or reimbursed by the Company in 2004. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. McGuire's compensation for 2004 also included $15,000 in respect of a cash car allowance. The amount shown under All Other Compensation for 2004 reflects (i) $119,835 in Company-paid expenses for temporary corporate housing and travel to and from Atlanta pending his relocation to the New York metropolitan area and (ii) $2,546 in respect of life insurance premiums. On April 14, 2004, Mr. McGuire was awarded a grant of 195,000 shares of restricted stock under the Stock Plan. One-third of Mr. McGuire's restricted stock Award vested on April 14, 2005 and an additional one-third vested on April 14, 2006. Pursuant to the McGuire Separation Agreement, the unvested portion of this Award was cancelled effective October 13, 2006. The value of the restricted stock Awards granted to Mr. McGuire on April 14, 2004 as reflected in the table is based on the $3.03 per share NYSE closing price of the Company's Class A Common Stock on that date, provided, however, only one-third of Mr. McGuire's restricted stock Award had vested as of December 31, 2005 and those vested shares were valued at $196,950 on the same basis. The value of these restricted stock Awards as of December 31, 2005 was $604,500, based on a per share price of $3.10, the per share NYSE closing price of the Company's Class A Common Stock on December 31, 2005, provided, however, only one-third of Mr. McGuire's restricted stock Award had vested as of December 31, 2005 and those vested shares were valued at $201,500 on the same basis.

The amount shown for Mr. McGuire under Other Annual Compensation for 2003 includes $18,678 in respect of gross ups for taxes on imputed income arising out of relocation expenses paid or reimbursed by the Company in 2003. The amount shown under All Other Compensation for 2003 reflects (i) $24,732 in Company-paid relocation expenses and (ii) $492 in respect of premiums under the Company’s basic life insurance program. On August 18, 2003 (the ‘‘2003 McGuire Grant Date’’), Mr. McGuire was awarded 50,000 shares of restricted stock under the Stock Plan. Pursuant to the terms of the restricted stock Awards, all 50,000 shares of restricted stock vested on August 18, 2006. The value of the restricted stock Awards granted to Mr. McGuire on the 2003 McGuire Grant Date as reflected in the table is based on the $3.01 per share NYSE closing price of the Company's Class A Common Stock on the 2003 McGuire Grant Date. The value of these restricted stock Awards as of December 31, 2005 was $155,000, based on a per share price of $3.10, the per share NYSE closing price of the Company's Class A Common Stock on December 31, 2005 (however, none of the Award had vested as of December 31, 2005).

(e)	Mr. Kretzman, Executive Vice President, Chief Legal Officer, General Counsel and Secretary of Revlon, Inc. and of Products Corporation, became an executive officer effective in March 2005. In March 2006, Mr. Kretzman received a bonus of $113,985 in respect of 2005 pursuant to the terms of the executive bonus plan, and based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2005 by the Compensation Committee. The amount shown for Mr. Kretzman under Other Annual Compensation for 2005 includes $12,573 in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. Kretzman's compensation for 2005 also included (i) $17,007 in respect of use of a Company-provided automobile, (ii) $12,782 in reimbursements under the Company's Executive Medical Plan and (iii) $1,000 for tax preparation expenses in 2005. The amount shown under All Other Compensation for 2005 reflects (i) $5,602 in respect of life insurance premiums and (ii) $6,300 in respect of matching contributions under the 401(k) Plan.

Option Grants During the Year Ended December 31, 2005

During 2005, the following grants of stock options were made pursuant to the Stock Plan to the Named Executive Officers:

	Individual Grants				Grant Date Value (a)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)
Jack L. Stahl	—	—	—	—	—
Thomas E. McGuire	130,000	2.50%	$2.55	3/7/2012	177,359
Robert K. Kretzman	120,000	2.31%	$2.55	3/7/2012	163,716

(a)	Grant Date Present Values were calculated using the Black-Scholes option pricing model. The model used March 7, 2005 as a grant date with respect to options granted to Messrs. McGuire and Kretzman on such date. Stock option models require a prediction about the future movement of stock price. The following assumptions were made for purposes of calculating Grant Date Present Values: (i) a risk-free interest rate of return of 3.96%; (ii) expected stock price volatility of approximately 61%, based upon the volatility of the stock price of the Class A Common Stock; (iii) a constant dividend rate of zero percent; and (iv) an estimated life of 4.75 years from the grant date. No adjustments to the theoretical value were made to reflect the waiting period, if any, prior to vesting of the stock options or the transferability (or restrictions related thereto) of the stock options. The real value of the options in the table depends upon the actual performance of the Company's Class A Common Stock on the NYSE during the applicable period and upon exercise. As of October 5, 2006, all of the grants were out-of-the-money.

The options granted to Messrs. McGuire and Kretzman in 2005 under the Stock Plan were awarded on March 7, 2005 and consist of non-qualified options having a term of seven years, vesting 25% on March 7, 2006 and continuing to vest in additional 25% increments on each March 7th thereafter, becoming 100% vested on March 7, 2009. These options have an exercise price equal to $2.55, the per share NYSE closing price of the Company's Class A Common Stock on such grant date, as indicated in the table above.

Options Exercised During the Year Ended December 31, 2005

The following chart shows the number of stock options exercised during 2005 and the 2005 year-end value of the stock options held by the Named Executive Officers:

Name	Shares Acquired on Exercise During 2005	Value Realized During 2005	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable at December 31, 2005(#)	Value of In-The-Money Options at Fiscal Year-End Exercisable/Unexercisable at December 31, 2005(a) ($)
Jack L. Stahl	—	—	2,810,000/3,210,000	193,700/193,700
Thomas E. McGuire	—	—	547,500/677,500	39,325/110,825
Robert K. Kretzman	—	—	595,000/597,500	33,425/99,425

(a)	Amounts shown as value of in-the-money options represent the difference between the exercise price of the options (exercisable or unexercisable, as the case may be) and the market value of the underlying shares of Class A Common Stock at year end, calculated using $3.10, the December 31, 2005 per share NYSE closing price of the Company's Class A Common Stock. The actual value, if any, an executive may realize upon exercise of a stock option depends upon the amount by which the market price of shares of Class A Common Stock on the NYSE exceeds the exercise price per share when the stock options are exercised. As of October 5, 2006, all of the grants were out-of-the-money.

Employment Agreements and Termination of Employment Agreements

As of December 31, 2005, each of Messrs. Stahl, McGuire and Kretzman had an executive employment agreement with Products Corporation. However, as set forth in more detail below, Mr. Stahl ceased employment with the Company on September 18, 2006, and Mr. McGuire ceased employment with the Company effective October 13, 2006. On September 18, 2006, Mr. Kennedy was elected President and Chief Executive Officer of the Company. A description of Mr. Kennedy's employment agreement is not included because he was not a Named Executive Officer during 2005.

Mr. Stahl ceased employment with the Company on September 18, 2006 pursuant to the Stahl Separation Agreement. Under the Stahl Separation Agreement, Mr. Stahl will receive severance pay and benefits in accordance with the terms provided in his employment agreement with Products Corporation, as amended (as so amended, his ‘‘employment agreement’’) upon termination without ‘‘cause’’ (as defined in Mr. Stahl's employment agreement). Mr. Stahl's employment agreement had provided that he would serve as President and Chief Executive Officer at a base salary of not less than $1,300,000 per annum, and that he would receive a bonus of not less than $1,300,000 in respect of 2002 (which bonus was paid in February 2003) and grants of 1,000,000 shares of restricted stock and 400,000 options upon joining the Company in 2002 (which grants were made on February 17, 2002 (the ‘‘2002 Stahl Grant Date’’)). Mr. Stahl's employment agreement provided for participation in the Company's executive bonus plan and other executive benefit plans on a basis equivalent to other senior executives of the Company generally. Mr. Stahl's employment agreement provided for Company-paid supplemental disability insurance and supplemental term life insurance coverage with a death benefit of $10,000,000 during employment. The employment agreement for Mr. Stahl also provided for protection of Company confidential information and included a non-compete obligation.

In accordance with Mr. Stahl's employment agreement, the Stahl Separation Agreement provides that Mr. Stahl is entitled to continued payments of base salary, continued participation in the Company's life insurance plan (which life insurance coverage is subject to a limit of two years) and medical plans subject to the terms of such plans, and continued Company-paid supplemental term life insurance, in each case through the date occurring 36 months after the date termination, or in the case of medical plan participation only, until such earlier date on which Mr. Stahl were to become covered by like plans of another company, provided that any such continued payments of base salary, together with the forgiveness of his March 2002 loan and his May 2002 loan (each as provided for in his February 2002 employment agreement and as described below), shall not exceed $6 million.

Mr. Stahl's employment agreement provided that if Mr. Stahl's employment were to terminate on or after February 28, 2006 and prior to February 28, 2007, then he would have received 33.32% of the supplemental pension benefit otherwise payable pursuant to his employment agreement, or $13,883.44 per month, offset by other pension payments that Mr. Stahl is entitled to receive under other pension plans of his past employers. Upon termination of Mr. Stahl's employment agreement on September 18, 2006, pension benefits that Mr. Stahl is entitled to receive from his prior employment exceeded such amount, and, accordingly, Mr. Stahl is not entitled to any pension benefits from the Company.

Mr. Stahl's February 2002 employment agreement provided that he was entitled to a loan in March 2002 (prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibitions on personal loans to directors and executive officers) from Products Corporation to satisfy state, local and federal income taxes (including any withholding taxes) incurred by him as a result of his having made an election under Section 83(b) of the Code in connection with the 1,000,000 shares of restricted stock that were granted to him by the Company on the 2002 Stahl Grant Date. Mr. Stahl received such loan from Products Corporation in the amount of $1,800,000 on March 13, 2002, prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibition on personal loans to directors and executive officers. Interest on such loan was payable at the applicable federal rate. Mr. Stahl's February 2002 employment agreement provided that the full principal amount of such loan and all accrued interest was due and payable on February 17, 2007 (the fifth anniversary of the 2002 Stahl Grant Date), provided that if Mr. Stahl terminated his employment for ‘‘good reason’’ or the Company terminated him other than for ‘‘disability’’ or ‘‘cause’’ (as each such term is defined or described in Mr. Stahl's employment agreement), the outstanding balance of such loan and all accrued interest would be forgiven. Such loan was secured by a pledge of the 1,000,000 shares of restricted stock which were granted to Mr. Stahl on the 2002 Stahl Grant Date and such loan and pledge were evidenced by a Promissory Note and a Pledge Agreement, each dated March 13, 2002. As a result of the termination of his employment in September 2006, the outstanding principal amount and all accrued interest on such March 2002 loan was forgiven in accordance with the terms of his February 2002 employment agreement. Mr. Stahl's February 2002 employment agreement also provided that he was entitled to a mortgage loan to cover the purchase of a principal residence in the New York metropolitan area, in the principal amount of $2,000,000, which loan was advanced by Products Corporation to Mr. Stahl on May 20, 2002, prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibitions on personal loans to directors and executive officers. The principal of the mortgage loan was repayable on a monthly basis during the period from June 1, 2002 through and including May 1, 2032, with interest at the applicable federal rate. Pursuant to his February 2002 employment agreement, Mr. Stahl was entitled to receive additional compensation payable on a monthly basis equal to the amount repaid by him in respect of interest and principal on the mortgage loan, plus a gross up for any taxes resulting from such additional compensation. Mr. Stahl's February 2002 employment agreement provided that, if during the term of his employment agreement Mr. Stahl terminated his employment for ‘‘good reason,’’ or the Company terminated his employment other than for ‘‘disability’’ or ‘‘cause’’ (as each such term is defined or described in Mr. Stahl's employment agreement), the May 2002 mortgage loan from the Company would be forgiven in its entirety. As a result of the termination of his employment in September 2006, the outstanding principal amount of such May 2002 loan was forgiven in accordance with the terms of his February 2002 employment agreement.

Mr. Stahl's employment agreement was amended on December 17, 2004 to extend the term of his agreement to February 16, 2008 and to provide for continued vesting of equity awards previously granted to Mr. Stahl in the event that he were terminated by the Company without ‘‘cause’’ or if Mr. Stahl terminated his employment for ‘‘good reason’’ (as each such term is defined or described in Mr. Stahl's employment agreement). Specifically, in the event that Mr. Stahl were terminated without ‘‘cause’’ or if he terminated his employment for ‘‘good reason,’’ the stock option awards granted to Mr. Stahl on February 17, 2002, May 19, 2003 and April 14, 2004, and the restricted stock awards granted to Mr. Stahl on February 17, 2002 and April 14, 2004, would continue to vest in accordance with their terms as if Mr. Stahl's employment had not been terminated and he had remained employed by the Company, and those stock option awards would remain exercisable until the later of (i) one year after such existing option award becomes 100% fully vested and exercisable or (ii) 18 months following Mr. Stahl's termination of employment, but in no event beyond the original option term of each such award; provided, however, that as consideration for continued vesting of any option awards or restricted stock awards, as described above, the non-solicitation and non-competition covenants in Mr. Stahl's employment agreement would remain in effect at least until the date that all existing equity awards are fully vested. Pursuant to the Stahl Separation Agreement, such awards will continue to vest and remain exercisable in accordance with the terms of his employment agreement as described above.

Mr. McGuire employment with the Company ceased effective October 13, 2006 pursuant to the McGuire Separation Agreement. Under the McGuire Separation Agreement, Mr. McGuire will receive severance pay and benefits substantially in accordance with the terms provided in his employment agreement with Products Corporation, as amended (as so amended, his ‘‘employment agreement’’), upon termination without ‘‘cause’’ (as defined in Mr. McGuire's employment agreement). Mr. McGuire's employment agreement with Products Corporation had provided that he would serve as Executive Vice President and Chief Financial Officer through early March 2006 and then would serve through December 31, 2007 as Executive Vice President and President of the Company's international operations, or such other duties and responsibilities as may be assigned to him from time to time, at a base salary of not less than $500,000 per annum and that he would receive a (i) retention incentive of $600,000 (which was paid on January 13, 2005) to assist him in purchasing a home in the New York metropolitan area, and (ii) grant of (A) 50,000 shares of restricted stock in 2003 (which grant was made on the 2003 McGuire Grant Date), (B) 100,000 options in 2003 (which grant was made on the 2003 McGuire Grant Date), (C) 25,000 options in 2004 (which grant was made on April 14, 2004) and (D) 25,000 options in 2005 (which grant was made on March 7, 2005). Mr. McGuire's employment agreement provided for participation in the Company's executive bonus plan with specific bonus targets. The employment agreement for Mr. McGuire also provided for protection of Company confidential information and included a non-compete obligation.

Mr. McGuire's employment agreement provided that in the event of termination of the term by Mr. McGuire for material breach by the Company of a material provision of such agreement or by the Company otherwise than for ‘‘cause,’’ Mr. McGuire would be entitled, at his election, to severance, including participation in the Company's medical plans, pursuant to the executive severance policy as in effect from time to time, or continued payments of base salary throughout the term and continued participation in the Company's life insurance plan, which life insurance coverage is subject to a limit of two years, and medical plans, subject to the terms of such plans throughout the term or until Mr. McGuire were covered by like plans of another company. Pursuant to the terms of the McGuire Separation Agreement, Mr. McGuire will receive salary and benefits continuation for 24 months.

Mr. McGuire's original employment agreement provided that Mr. McGuire was eligible for certain relocation and retention benefits with the expectation that he would sell his home in Atlanta by August 18, 2004 and complete his relocation to New York by October 18, 2004. Due to the significant time that Mr. McGuire spent on the Company's refinancing and debt reduction activities during 2004, which did not permit Mr. McGuire to pursue his relocation, the employment agreement was amended in December 2004 to allow Mr. McGuire until August 18, 2005 to sell his home in Atlanta, until October 18, 2005 to complete his relocation to the New York metropolitan area and to extend the period that Products Corporation's would provide him with reasonable corporate housing until December 31, 2004.

Mr. Kretzman's employment agreement (his ‘‘employment agreement’’) provides that he will serve as Executive Vice President, Chief Legal Officer and General Counsel at a base salary of not less than his current base salary, which for 2005 was $529,000. Products Corporation may terminate Mr. Kretzman's employment agreement effective two years after written notice of non-extension of the agreement. During any period that his employment continues after the termination or expiration of the term of his employment agreement, Mr. Kretzman would be deemed an employee at will and would be eligible for severance as described below.

Mr. Kretzman's employment agreement provides for participation in the Company's executive bonus plan, with a target of 75% of his base salary, and other executive benefit plans on a basis equivalent to other senior executives of the Company generally. Mr. Kretzman's employment agreement provides for Company-paid supplemental term life insurance coverage of two times Mr. Kretzman's base salary. In addition, Mr. Kretzman's employment agreement provides that he is entitled to receive a retirement benefit at age 62, calculated under the Retirement Plan and Pension Equalization Plan (each as defined below), as if Mr. Kretzman had elected retirement at age 65. The employment agreement for Mr. Kretzman also provides for protection of Company confidential information and includes a non-compete obligation.

Mr. Kretzman's employment agreement provides that if Mr. Kretzman terminates the term of his employment agreement due to a material breach by the Company of any of its obligations under his employment agreement, a material adverse change in Mr. Kretzman's position, title or reporting structure, failure of the Compensation Committee to adopt and implement the recommendations of management with respect to stock option or restricted stock grants to be provided under his employment agreement or for ‘‘good reason’’ (as defined in Mr. Kretzman's employment agreement), or if the Company terminates the term of his employment agreement otherwise than for ‘‘cause’’ or for ‘‘disability,’’ as each such term is defined or described in Mr. Kretzman's employment agreement, Mr. Kretzman would be entitled, at his election, to (1) severance pay equal to his base salary and benefits, in each case of not less than 24 months, or (2) continued payments of base salary throughout the term, payment of pro rata bonus (or, if such termination occurs after a ‘‘triggering event’’ (as defined in his employment agreement), payment of a full-year bonus) in respect of the year in which such termination occurs, and continued participation in the Company's life insurance plan, subject to a limit of two years, and medical plans, subject to the terms of such plans, throughout the term or until Mr. Kretzman were covered by like plans of another company. Mr. Kretzman's agreement provides for continued vesting of each of the stock option and restricted stock awards granted to Mr. Kretzman prior to November 1, 2002 in the event that he is terminated by the Company without ‘‘cause’’ or if Mr. Kretzman terminates his employment agreement in accordance with its terms. Such awards would continue to vest in accordance with their terms and remain exercisable until one year following the later of: (i) Mr. Kretzman's termination of employment or (ii) the date all such awards became 100% fully vested and exercisable. Any compensation and benefits to which Mr. Kretzman would be eligible to receive upon termination would be subject to applicable restrictions of the Code, if any, including, without limitation, Section 409A of the Code and related regulations.

Defined Benefit Plans

In accordance with the terms of the Revlon Employees' Retirement Plan (the ‘‘Retirement Plan’’), the following table shows the estimated annual retirement benefits payable (as of December 31, 2005) under the non-cash balance program of the Retirement Plan (the ‘‘Non-Cash Balance Program’’) at normal retirement age (65) to a person retiring with the indicated average compensation and years of credited service, on a straight life annuity basis, after Social Security offset, including amounts attributable to the Revlon Pension Equalization Plan, as amended (the ‘‘Pension Equalization Plan’’), as described below.

Highest Consecutive Five-Year Average Compensation During Final 10 Years ($)	Estimated Annual Straight Life Annuity Benefits At Retirement With Indicated Years Of Credited Service ($)(a)
	15	20	25	30	35
600,000	150,183	200,244	250,305	300,366	300,366
700,000	176,183	234,911	293,638	352,366	352,366
800,000	202,183	269,577	336,972	404,366	404,366
900,000	228,183	304,244	380,305	456,366	456,366
1,000,000	254,183	338,911	423,638	500,000	500,000
1,100,000	280,183	373,577	466,972	500,000	500,000
1,200,000	306,183	408,244	500,000	500,000	500,000
1,300,000	332,183	442,911	500,000	500,000	500,000
1,400,000	358,183	477,577	500,000	500,000	500,000
1,500,000	384,183	500,000	500,000	500,000	500,000
2,000,000	500,000	500,000	500,000	500,000	500,000
2,500,000	500,000	500,000	500,000	500,000	500,000

(a)	The normal form of benefit for the Retirement Plan and the Pension Equalization Plan is a straight life annuity.

The Retirement Plan is intended to be a tax qualified defined benefit plan. Non-Cash Balance Program benefits are a function of service and final average compensation. The Non-Cash Balance Program is designed to provide an employee having 30 years of credited service with an annuity generally equal to 52% of final average compensation, less 50% of estimated individual Social Security benefits. Final average compensation is defined as average annual base salary and bonus (but not any part of bonuses in excess of 50% of base salary) during the five consecutive calendar years in which base salary and bonus (but not any part of bonuses in excess of 50% of base salary) were highest out of the last 10 years prior to retirement or earlier termination. Except as otherwise indicated, credited service includes all periods of employment with the Company or a subsidiary prior to retirement or earlier termination. Messrs. Stahl and McGuire did not participate in the Non-Cash Balance Program. The estimated annual benefit payable under the Non-Cash Balance Program as a single life annuity (assuming such plan participant remains employed by the Company until age 65 at his current level of compensation) is $303,700 for Mr. Kretzman.

Effective January 1, 2001, Products Corporation amended the Retirement Plan to provide for a cash balance program under the Retirement Plan (the ‘‘Cash Balance Program’’). Under the Cash Balance Program, eligible employees will receive quarterly credits to an individual cash balance bookkeeping account equal to 5% of their compensation for the previous quarter. Interest credits, which commenced June 30, 2001, are allocated quarterly (based on the yield of the 30-year Treasury bond for November of the preceding calendar year). Employees who as of January 1, 2001 were at least age 45, had 10 or more years of service with the Company and whose age and years of service totaled at least 60, including Mr. Kretzman, were ‘‘grandfathered’’ and continue to participate in the Non-Cash Balance Program under the same retirement formula described in the preceding paragraph. All other eligible employees had their benefits earned (if any) under the Non-Cash Balance Program ‘‘frozen’’ on December 31, 2000 and began to participate in the Cash Balance Program on January 1, 2001. The ‘‘frozen’’ benefits will be payable at normal retirement age and will be reduced if the employee elects early retirement. Any employee who, as of January 1, 2001 was at least age 40 but not part of the ‘‘grandfathered’’ group will, in addition to the ‘‘basic’’ 5% quarterly pay credits, receive quarterly ‘‘transition’’ pay credits of 3% of compensation each year for up to 10 years or until he/she leaves employment with the Company, whichever is earlier. Mr. Stahl and Mr. McGuire will not receive any benefits under the Cash Balance Program because they had not yet vested in their benefits upon termination of their employment wtih the Company in September 2006 and October 2006, respectively.

The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations upon the annual benefit payable under all qualified plans of an employer to any one individual. In addition, the Code limits the annual amount of compensation that can be considered in determining the level of benefits under qualified plans. The Pension Equalization Plan, as amended, is a non-qualified benefit arrangement designed to provide for the payment by the Company of the difference, if any, between the amount of such maximum limitations and the annual benefit that would be payable under the Retirement Plan (including the Non-Cash Balance Program and the Cash Balance Program) but for such limitations, up to a combined maximum annual straight life annuity benefit at age 65 under the Retirement Plan and the Pension Equalization Plan of $500,000. Benefits provided under the Pension Equalization Plan are conditioned on the participant's compliance with his or her non-competition agreement and on the participant not competing with Products Corporation for one year after termination of employment.

The number of full years of service under the Retirement Plan and the Pension Equalization Plan as of January 1, 2006 for Mr. Stahl was three years, for Mr. McGuire was two years and for Mr. Kretzman was 17 years. However, as described above, neither Mr. Stahl nor Mr. McGuire will receive any pension benefits from the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors,
Robert K. Kretzman
Executive Vice President, Chief Legal Officer, General Counsel and Secretary

October 20, 2006

APPENDIX I

Second Amended and Restated Revlon, Inc. Stock Plan

ARTICLE I

GENERAL

1.1    Purpose.     The purpose of this Revlon, Inc. Stock Plan (the ‘‘Plan’’) is to provide for certain officers, directors and executive, managerial and other employees of Revlon, Inc. (‘‘Revlon’’ and, together with its subsidiaries, the ‘‘Company’’) and its Affiliates an incentive to maintain and enhance the long-term performance and profitability of the Company. It is the further purpose of the Plan to permit the granting of awards that will constitute performance based compensation for certain executive officers, as described in section 162(m) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), and regulations promulgated thereunder.

1.2    Administration.

(a)     The Plan shall be administered by a committee (the ‘‘Committee’’) appointed by the Board of Directors of Revlon (the ‘‘Board’’), which committee shall consist of two or more directors. It is intended that the directors appointed to serve on the Committee shall be ‘‘outside directors’’ (within the meaning of Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto) to the extent Code section 162(m) is applicable; however, the mere fact that a Committee member shall fail to qualify under the foregoing requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the sole discretion of, the Board. To the extent permitted by applicable law, the Committee may delegate to any officer of Revlon the authority to grant options (as defined below) to officers or employees of the Company who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, or the limitations of Code section 162(m).

(b)     The Committee shall have the discretionary authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and Plan agreements executed pursuant to Section 2.6, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

(c)     The determination of the Committee on all matters relating to the Plan or any Plan agreement (as defined in Section 2.6) shall be conclusive.

(d)     No member of the Committee shall be liable for any Plan Action (as defined in Section 3.2), including without limitation any action or determination made in good faith with respect to the Plan or any Award hereunder.

1.3    Persons Eligible for Awards.     Awards under the Plan may be made to such officers, directors and executive, managerial and other employees (‘‘key personnel’’) of the Company or its Affiliates as the Committee shall in its sole discretion select. The Committee may make grants of Awards conditional upon execution by the grantee of the Company's standard Agreement on Confidentiality and Non Competition as in effect from time to time.

1.4    Types of Awards Under Plan.

(a)     Awards may be made under the Plan in the form of (i) stock options (‘‘options’’), (ii) stock appreciation rights (‘‘stock appreciation rights’’) related to an option (‘‘related stock appreciation rights’’), (iii) stock appreciation rights not related to any option (‘‘unrelated stock appreciation rights’’), (iv) restricted stock awards, (v) unrestricted stock awards and (vi) restricted stock unit awards, all as more fully set forth in Article II (collectively, ‘‘Awards’’).

(b)     Options granted under the Plan may be either (i) ‘‘nonqualified’’ stock options subject to the provisions of Code section 83 or (ii) options intended to qualify for incentive stock option treatment described in Code section 422.

(c)     All options when granted are intended to be nonqualified options, unless the applicable Plan agreement explicitly states that an option is intended to be an incentive stock option. If an option is granted with the stated intent that it be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified option appropriately granted under the Plan provided that such option (or portion) otherwise satisfies the terms and conditions of the Plan relating to nonqualified options generally.

1.5    Shares Available for Awards.

(a)     Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which Awards may be granted shall be equal to the excess (if any) of (i) 40,650,000 shares over (ii) the sum (without duplication) of (A) the number of shares subject to outstanding options, outstanding unrelated stock appreciation rights, outstanding restricted stock awards not vested pursuant to the lapse of restrictions and outstanding restricted stock unit awards as to which the award cycle has not expired, granted under the Plan, (B) the number of shares previously issued pursuant to the exercise of options granted under the Plan, (C) the number of shares subject to an option, restricted stock award or restricted stock unit award or part thereof which is canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.8(f), (D) the number of shares in respect of which stock appreciation rights granted under the Plan shall have previously been exercised, (E) the number of shares previously vested pursuant to the lapse of restrictions under restricted stock awards granted under the Plan, (F) the number of shares previously issued pursuant to unrestricted stock awards, and (G) the number of shares previously issued or issuable pursuant to restricted stock unit awards as to which the award cycle has expired. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the grantee having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a grantee shall not be deemed to have received any ‘‘benefit’’ (i) in the case of forfeited restricted stock awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to subsection (c) of this Section 1.5 by reason of a new Award being granted in substitution therefor. The grant or vesting of restricted stock unit awards that by their terms may be settled solely in cash shall not reduce the number of shares of Common Stock that may be made subject to awards under the Plan. Further, to the extent that payment for an option upon exercise is made with shares of Common Stock or shares of Common Stock are withheld from payment of an Award in satisfaction of any federal, state or local tax withholding requirements, such shares shall be available for future Awards under the Plan.

(b)     Shares of Common Stock that shall be subject to issuance pursuant to Awards made under the Plan shall be authorized and unissued or treasury shares of Common Stock.

(c)     Without limiting the generality of the preceding provisions of this Section 1.5, the Committee may, but solely with the grantee's consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements as of the date such new Award is made.

(d)     In any calendar year, a person eligible for Awards under the Plan may not be granted options or stock appreciation rights covering in the aggregate a total of more than 5,700,000 shares of Common Stock with respect to 2004 and 1,000,000 shares of Common Stock with respect to any subsequent year. In any calendar year, an ‘‘independent’’ director (as determined pursuant to Revlon's ‘‘Board Guidelines for Assessing Director Independence’’ or similar guidelines in effect from time to time) of Revlon who is not also an employee of the Company may not be granted options or stock appreciation rights covering in the aggregate more than such number of shares of Common Stock with a fair market value (determined as of any respective date of grant in accordance with Section 1.6(c)) in excess of $100,000.

1.6    Definitions of Certain Terms.

(a)     The term ‘‘Affiliate’’ as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

(b)     The term ‘‘Common Stock’’ as used herein means the shares of Class A Common Stock of the Company as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

(c)     Except as otherwise determined by the Committee, the term ‘‘fair market value’’ as used herein as of any date and in respect of any share of Common Stock shall mean, as determined by the Committee, either (i) the closing price of a share of Common Stock as reported on the New York Stock Exchange (or such other securities exchange or national market system on which Common Stock is principally traded) as of such date or (ii) the mean between the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange (or such other securities exchange or national market system on which Common Stock is principally traded) as of such date.

(d)     In no event shall the fair market value of any share of Common Stock, the option exercise price of any option, the appreciation base per share of Common Stock under any stock appreciation right, or the amount payable per share of Common Stock under any other Award, be less than the par value per share of Common Stock.

ARTICLE II

STOCK OPTIONS; STOCK APPRECIATION RIGHTS; STOCK AWARDS; RESTRICTED STOCK UNIT AWARDS

2.1    Grant of Stock Options.     The Committee may grant options under the Plan to purchase shares of Common Stock to such key personnel, in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan.

2.2    Grant of Stock Appreciation Rights.

(a)     The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time such option is granted or at any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan. The grantee of a related stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, thereby have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related stock appreciation right, but only to the extent that the related option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the related stock appreciation right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base (determined pursuant to Section 2.6(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

(b)     The Committee may grant an unrelated stock appreciation right to such key personnel, and in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base (determined pursuant to Section 2.6(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

(c)     Payment due to the grantee upon exercise of a stock appreciation right shall be made (i) by check, (ii) in Common Stock (valued at the fair market value thereof as of the date of exercise), or (iii) partly in the manner provided in clause (i) and partly in the manner provided in clause (ii), all as determined by the Committee in its sole discretion. If the Committee shall determine to make all of such payments in Common Stock, no fractional shares shall be issued and no payments shall be made in lieu of fractional shares.

(d)     The grant or exercisability of any stock appreciation right may be subject to such conditions as the Committee, in its sole discretion, shall determine, including a change of ownership or control of the Company or an Affiliate. A stock appreciation right may be deemed to be automatically exercised upon the occurrence of such events or conditions as may be determined by the Committee in an applicable Plan agreement.

2.3    Special ISO Requirements.     In order for a grantee to receive special tax treatment with respect to stock acquired under an option granted as an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction in which Code section 424(a) applies. If an option granted under the Plan is intended to be an incentive stock option, then the option exercise price per share shall in no event be less than 100% of the fair market value of the Common Stock on the date of such grant. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing 10 percent or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted. Options granted under the Plan that are intended to be incentive stock options may also have additional limitations pursuant to the Code.

2.4    Restricted and Unrestricted Stock Awards.

(a)     The Committee may grant restricted stock awards, alone or in tandem with other Awards under the Plan, to such key personnel, and subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Plan agreements. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment, or in the case of directors who are not employees of the Company or its Affiliates, their services as such, with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(b)     The Committee may grant unrestricted stock awards, alone or in tandem with other Awards under the Plan, to such key personnel and subject to such terms and conditions as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Plan agreements.

(c)     Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such Award and when or in what circumstances such payment is required to be made. If a grantee made any payment for a restricted stock award or portion thereof which does not vest, appropriate payment shall be made to the grantee upon or following such forfeiture if and on such terms and conditions as the Committee may determine.

(d)     Upon the grant of a restricted stock award, the Company shall promptly instruct its transfer agent to record the restricted stock as the property of the grantee, subject to the restrictions, terms and conditions set forth in the applicable Plan agreement. The Committee may provide that a certificate or certificates representing the shares underlying a restricted stock award shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares become vested or are forfeited, all on such terms and conditions as the Committee may determine. Except as the applicable Plan agreement may otherwise provide, no shares underlying a restricted stock award may be assigned, transferred, or otherwise encumbered or disposed of by the grantee until such shares have vested in accordance with the terms of such Award. Subject to the provisions of Section 3.2, upon the vesting of a restricted stock award in accordance with the terms of such Award, the Company shall promptly instruct its transfer agent to eliminate any notation of the restrictions with respect to the shares and to record the shares as outstanding, with no restrictions. After any restricted stock award shall vest, the Company may issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) a certificate or certificates for the Common Stock underlying such restricted stock award without the restrictive legend on such terms and conditions as the Committee may determine.

(e)     If and to the extent that the applicable Plan agreement may so provide, a grantee shall have the right to vote and receive dividends on the shares underlying a restricted stock award granted under the Plan. Unless otherwise provided in the applicable Plan agreement, any stock received as a dividend on, or in connection with a stock split of, the shares underlying a restricted stock award shall be subject to the same restrictions as the shares underlying such restricted stock award.

(f)     Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which restricted and unrestricted stock awards and restricted stock unit awards may be granted pursuant to Sections 2.4 and 2.5 shall not exceed (i) 15,000,000 shares less (ii) the sum (without duplication) of (A) the number of shares subject to outstanding restricted stock awards or restricted stock unit awards or parts thereof not vested pursuant to the lapse of restrictions, (B) the number of shares subject to restricted stock awards or restricted stock unit awards or parts thereof which are canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.8(f), (C) the number of shares subject to restricted stock awards or restricted stock unit awards which have vested pursuant to the lapse of restrictions and (D) the number of shares subject to unrestricted stock awards, plus (iii) the number of shares subject to restricted stock awards or parts thereof not vested pursuant to the lapse of restrictions which are canceled without payment of cash or other consideration in connection with termination of the grantee's employment, services or otherwise.

(g)     In the event that the Committee grants a stock award that is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the following rules shall apply (as such rules may be modified by the Committee to conform with Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (i) payments under the stock award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the stock award relates (or if less, 25% of such period of service); (ii) the performance goal(s) to which the stock award relates shall be based on one or more of the following business criteria applied to the grantee, a business unit or the Company and/or an Affiliate: stock price, market share, sales, earnings per share, return on equity, assets, capital or investment, net income, operating income, operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs, sales growth, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, planning accuracy (as measured by comparing planned results to actual results), and implementation or completion of critical projects or processes; (iii) in any year, a grantee may not be granted stock awards covering a total of more than 1,000,000 shares of Common Stock pursuant to this Section 2.4(g); and (iv) once granted, the Committee may not have discretion to increase the amount payable under such stock award, provided, however, that whether or not a stock award is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the Committee shall make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business all determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board or any successor thereto (‘‘APB Opinion No. 30’’), (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making any award under this Section 2.4(g), certify in writing that all applicable performance goals have been attained.

2.5    Restricted Stock Unit Awards.

(a)     The Committee may grant restricted stock unit awards, alone or in tandem with other Awards under the Plan, to acquire shares of Common Stock to such key personnel and in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

(b)     Each restricted stock unit award under the Plan shall relate to a specified maximum number of shares, and shall be exchangeable, as determined in the sole discretion of the Committee, for all or a portion of such shares, or for cash (or such other form of consideration as may be determined by the Committee equivalent in value thereto) in up to an amount equal to the fair market value of an equal number of unrestricted shares, at the end of such specified period (an ‘‘award cycle’’) as may be established by the Committee. The number of such shares which may be deliverable pursuant to such restricted stock unit award shall be conditioned upon the completion of a specified period of employment (or in the case of directors who are not employees of the Company or its Affiliates, their services as such) with the Company or an Affiliate, upon the attainment over such award cycle of such measure of the performance of the Company, an Affiliate, one or more of its or their respective divisions or other business units, or the grantee, and/or upon such other criteria as the Committee may determine in its sole discretion. The Committee may make such provision in the Plan agreement for full or partial credit, prior to completion of such award cycle or achievement of the degree of attainment of any measures of performance specified in connection with such restricted stock unit award, in the event of the participant's death, retirement or other cessation of services, or disability, or in such other circumstances, as the Committee in its sole discretion may determine to be fair and equitable to the participant or in the interest of the Company.

(c)     In the event that the Committee grants a restricted stock unit award that is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the following rules shall apply (as such rules may be modified by the Committee to conform with Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions, and any changes thereto): (i) payments under the restricted stock unit award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the restricted stock unit award relates (or if less, 25% of such period of service); (ii) the performance goal(s) to which the restricted stock unit award relates shall be based on one or more of the following business criteria applied to the grantee, a business unit or the Company and/or an Affiliate: stock price, market share, sales, earnings per share, return on equity, assets, capital or investment, net income, operating income, operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs, sales growth, expense targets, working capital targets relating to inventory and/or accounts receivable, operating margin, planning accuracy (as measured by comparing planned results to actual results), and implementation or completion of critical projects or processes; (iii) in any year, a grantee may not be granted restricted stock unit awards covering a total of more than 1,000,000 shares of Common Stock pursuant to this Section 2.5(c); and (iv) once granted, the Committee may not have discretion to increase the amount payable under such restricted stock unit award, provided, however, that whether or not a restricted stock unit award is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the Committee shall make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business all determined in accordance with standards established by APB Opinion No. 30, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Code section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making any award under this Section 2.5(c), certify in writing that all applicable performance goals have been attained.

(d)     To the extent determined by the Committee and provided in a Plan agreement, dividend equivalents shall be credited to a grantee in respect of restricted stock units held by the grantee. Such dividend equivalents shall be converted into additional restricted stock units by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of restricted stock units then credited by (ii) the fair market value per share of Common Stock on the payment date for such dividend. The additional restricted stock units credited by reason of such dividend equivalents shall be subject to all the terms and conditions of the restricted stock unit to which they relate.

2.6    Agreements Evidencing Awards.

(a)     Awards granted under the Plan shall be evidenced by written agreements (‘‘Plan agreements’’)     which shall contain such provisions not inconsistent with the terms and provisions of the Plan as the Committee may in its sole discretion deem necessary or desirable.

(b)     Each Plan agreement with respect to the granting of an Award other than a related stock appreciation right shall set forth the number of shares of Common Stock subject to the Award granted thereby. Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

(c)     Each Plan agreement with respect to the granting of an option shall set forth the amount (the ‘‘option exercise price’’) payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

(d)     Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the ‘‘appreciation base’’) over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to an unrelated stock appreciation right shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the stock appreciation right is granted. The appreciation base per share of Common Stock subject to a related stock appreciation right shall in all cases be the option exercise price per share of Common Stock subject to the related option.

2.7    Exercise of Related Stock Appreciation Right Reduces Shares Subject to Option.    Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

2.8    Exercisability of Options, Stock Appreciation Rights and Other Awards; Cancellation of Awards in Certain Cases.

Subject to the other provisions of the Plan:

(a)     Except as hereinafter provided, each Plan agreement with respect to an option or stock appreciation right shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, and each Plan agreement with respect to a restricted stock award or restricted stock unit award shall set forth the period after which and the conditions subject to which the shares underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion. Unless the applicable Plan agreement otherwise specifies: no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant, and each option or stock appreciation right granted under the Plan shall become cumulatively exercisable with respect to 25% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on the first anniversary of the date of grant, and with respect to an additional 25% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on each of the second and third anniversaries of the date of grant, and shall become 100% exercisable on the fourth anniversary of the date of grant, and shall remain 100% exercisable until the expiration date of the Award and shall terminate and cease to be exercisable on the day after the expiration date of the Award.

(b)     Except as provided in Section 2.10(e), (i) no option or stock appreciation right awarded on or after April 14, 2004 may be exercised more than 7 years after the date of grant, and (ii) no shares of Common Stock underlying any other Award under the Plan may vest or become deliverable more than 10 years after the date of grant.

(c)     Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

(d)     Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable.

(e)     An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.9.

(f)     Unless the applicable Plan agreement otherwise provides: in the case of an option or stock appreciation right, at any time after the Company's receipt of written notice of exercise of an option or stock appreciation right and prior to the option or stock appreciation right exercise date (as defined in subsection (g) of this Section 2.8), and in the case of a stock award or restricted stock unit award, at any time within the six business days immediately preceding the otherwise applicable date on which the previously restricted stock award or restricted stock unit award would otherwise have become unconditionally vested or the shares subject thereto unconditionally deliverable, the Committee, in its sole discretion, shall have the right, by written notice to the grantee, to cancel such Award or any part thereof if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of Common Stock from the public markets, the Company's issuance of Common Stock to the grantee, the grantee's acquisition of Common Stock from the Company and/or the grantee's sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any part of an Award, the Company shall pay to the grantee an amount equal to the excess of (i) the aggregate fair market value of the shares of Common Stock subject to the Award or part thereof canceled (determined as of the option or stock appreciation right exercise date, or the date that shares would have been unconditionally vested or delivered in the case of a stock award or restricted stock unit award), over (ii) the aggregate option exercise price or appreciation base of the option or stock appreciation right or part thereof canceled (in the case of an option or stock appreciation right) or any amount payable as a condition of delivery of shares (in the case of a stock award or restricted stock unit award). Such amount shall be delivered to the grantee as soon as practicable after such Award or part thereof is canceled.

(g)     Unless the applicable Plan agreement otherwise provides, the ‘‘option exercise date’’ and the ‘‘stock appreciation right exercise date’’ shall be the date that written notice of exercise, together with payment, are received by the Company; provided that if subsection (f) of this Section 2.8 is applicable, the option exercise date or stock appreciation right exercise date shall be the later of: (i) the sixth business day following the date written notice of exercise is received by the Company; and (ii) the date when payment is received by the Company.

(h)     Notwithstanding any other provision of the Plan (but except as otherwise provided in this subsection (h)), Awards other than options and stock appreciation rights shall vest (i.e., become nonforfeitable) over a minimum period of three years; provided that (i) in the event of a Reorganization Event (as defined in Section 3.11(c)) or, in respect of such an Award to any grantee, in the event of the grantee's death, disability, or retirement, no such minimum vesting period shall be required, (ii) to the extent vesting in such an Award is conditioned upon the achievement of one or more performance goals, the Award shall vest over a minimum period of one year (rather than over a minimum period of three years), and (iii) up to 4,065,000 shares of Common Stock may be made subject to such Awards without minimum vesting requirements (excluding any such Awards granted pursuant to this clause (iii) or parts thereof not vested pursuant to the lapse of restrictions which are canceled without payment of cash or other consideration in connection with termination of the grantee's employment, services or otherwise). For purposes of this subsection (h), vesting over a three-year period or one-year period (as the case may be) shall include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

2.9    Payment of Award Price.

(a)     Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option or stock appreciation right must be accompanied by payment of the full option or stock appreciation exercise price. If Section 2.8(g) applies, and the six business day delay for the option exercise date or stock appreciation right exercise date is applied, the grantee shall have no right to pay the option or stock appreciation right exercise price or to receive Common Stock with respect to the option or stock appreciation right exercise prior to the lapse of such six business days.

(b)     Payment of the option exercise price and of any other payment required by the Plan agreement to be made pursuant to any other Award shall be made in any combination of the following: (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee); (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee's sole discretion be deemed conditional; and/or (iii) unless otherwise provided in the applicable Plan agreement, by delivery of previously-acquired shares of Common Stock owned by the grantee for at least six months (or such longer or shorter period as the Committee may in its sole discretion determine that will not result in variable accounting treatment) having a fair market value (determined as of the option exercise date, in the case of options, or other relevant payment date as determined by the Committee, in the case of other Awards) equal to the portion of the exercise price being paid thereby or attestation as to the ownership of such shares of Common Stock by the grantee, provided that the Committee may require, as a condition of accepting any such delivery (or attestation as to ownership) of shares of Common Stock, that the grantee furnish an opinion of counsel acceptable to the Company to the effect that such delivery (or attestation) would not result in the grantee incurring any liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’) and does not require any Consent (as defined in Section 3.2) (a ‘‘Compliance Opinion’’). Payment in accordance with clause (i) of this Section 2.9(b) may be deemed to be satisfied, if and to the extent that the applicable Plan agreement so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock to be acquired pursuant to the Award to pay for all of the Common Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Common Stock, provided that the Committee may require, as a condition of accepting any such payment, that the grantee furnish a Compliance Opinion. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Sections 2.8(f) and 3.2, deliver to the grantee a certificate or certificates for the shares of Common Stock deliverable pursuant to such Award, which certificate or certificates may bear such legends as the Company may deem appropriate concerning restrictions on their disposition in accordance with applicable federal and state securities laws, rules and regulations or otherwise.

(c)     Notwithstanding any other provision of this Plan or the applicable Plan agreement, no grantee shall, directly or indirectly, sell any shares of Common Stock unless (i) such grantee owns the shares to be sold or has exercised an Award with respect thereto and the shares to be sold are immediately issuable to the grantee pursuant to such exercise (subject to Section 2.8(g) if applicable) and (ii) such grantee delivers such shares in settlement in accordance with all settlement rules applicable to such transaction.

2.10    Termination of Employment or Services.

(a)     The following ‘‘default rules’’ set forth in this Section 2.10 shall govern the exercisability of options and the continuation of other Awards following termination of employment of a grantee with the Company and its Affiliates, or the termination of services as a director for the Company and its Affiliates for directors who are not employees of the Company or its Affiliates, except in each case where: (i) other provisions of the Plan specify a different rule (e.g., Section 3.11 dealing with early termination of an option in connection with certain corporate events); or (ii) the Plan agreement provides for a different rule (as specified by the Committee pursuant to its authority under the Plan).

(b)     Upon termination of a grantee's employment with the Company and its Affiliates, or in the case of termination of services for directors who are not employees, (i) by the Company or its Affiliate either for (A) ‘‘good reason’’ as defined in the Revlon Executive Severance Policy as in effect on the date of adoption of this Plan, with respect to employees or (B) ‘‘good reason’’, ‘‘cause’’ or any like term as defined under any employment agreement to which a grantee may be a party or, in the case of non-employee directors, removal for cause as set forth in the Company's By-laws from time to time or (ii) by a grantee otherwise than either for (A) ‘‘good reason’’, ‘‘cause’’ or any like term as defined under any employment agreement to which a grantee may be a party from time to time or (B) the reasons described in subsection (d) or (e) hereof, all outstanding options and stock appreciation rights granted to such grantee shall cease to be exercisable, the portions of all restricted stock or restricted stock unit Awards which are unvested or as to which all restrictions have not lapsed shall be automatically cancelled and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment with respect to employees or termination of services in the case of non-employee directors, and all outstanding Awards held by such grantee shall in all respects automatically be canceled on the date of such termination of employment or services, as the case may be.

(c)     Upon termination of a grantee's employment with the Company and its Affiliates, or in the case of termination of services for non-employee directors, for any reason other than as described in subsection (b), (d) or (e) hereof (including by reason of such grantee's employer ceasing to be an Affiliate of the Company), the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of termination of employment or, in the case of non-employee directors, services, may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of such employment or services, as the case may be, may be given for a period of ninety (90) days from and including the date of termination of such employment or services, but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment or services, and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled on the date of such termination of employment or services.

(d)     If the grantee voluntarily retires with the consent of the grantee's employer or retires as a non-employee director with the consent of the Company or the grantee's employment or services as a non-employee director terminates due to permanent disability, the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of voluntary retirement or termination of employment or, in the case of non-employee directors, services, may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of such employment or services, as the case may be, may be given for a period of one year from and including the date of termination of such employment or services, but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment or services, and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled on the date of such termination of employment or services.

(e)     If the grantee's employment or services (in the case of non-employee directors) terminates by reason of death, or if the grantee's employment or services (in the case of non-employee directors) terminates under circumstances providing for continued exercisability under subsection (c) or (d) of this Section 2.10 and during the period of continued exercisability described in subsection (c) or (d) the grantee dies, the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of the grantee's death may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of death of such grantee may be given by the person to whom such rights have passed under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) for a period of one year from and including the date of the grantee's death (notwithstanding that such period may extend beyond the otherwise applicable expiration date of the Award), but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee (or the person to whom such rights have passed under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution)) may not satisfy any condition, limitation or restriction which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following either the date of death of such grantee as respects a grantee whose employment or services terminates by reason of death, or the date provided in subsection (c) or (d) as respects a grantee whose death occurs during the period of continued exercisability provided in subsection (c) or (d), and such unexercisable or unvested Awards or parts thereof, including the portions of all restricted stock and restricted stock unit awards which are unvested or as to which all restrictions have not lapsed, shall in all respects automatically be canceled either on the date of death of such grantee as respects a grantee whose employment or services terminates by reason of death, or the date provided in subsections (c) or (d) as respects a grantee whose death occurs during the period of continued exercisability provided in subsections (c) or (d).

(f)     Notwithstanding the foregoing, the Committee may in its sole discretion provide for a longer or shorter period for exercise of an option or stock appreciation right or may permit a grantee to continue vesting under any option, stock appreciation right or restricted stock or restricted stock unit award or to make any payment, give any notice and continue satisfying any performance or other condition under any other Award in the case of a grantee whose employment terminates for any reason, including without limitation: (1) such grantee's employer ceases to be an Affiliate of the Company; or (2) a grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company; or (3) a grantee voluntarily retires with the consent of the grantee's employer or retires as a non-employee director with the consent of the Company; or (4) a grantee's employment or services as a non-employee director terminates due to permanent disability; or (5) a grantee dies. The Committee may in its sole discretion determine: (i) whether any termination of employment or services (in the case of non-employee directors) is a voluntary retirement with employer or Company consent or is due to permanent disability for purposes of the Plan; (ii) whether any leave of absence (including any short-term or long-term disability or medical leave) constitutes a termination of employment within the meaning of the Plan; or (iii) the applicable date of any such termination of employment or services (in the case of non-employee directors) or permanent disability, and (iv) the impact, if any, of any of the foregoing on Awards under the Plan.

(g)     Any grantee who terminates employment with the Company and its Affiliates who accepts employment with a competitor of the Company in violation of the Company's Employee Agreement as to Confidentiality and Non-Competition, as in effect from time to time, or in violation of any other non-competition agreement or covenant executed by the grantee, as in effect from time to time shall, within ten (10) days of such acceptance of employment, make a cash payment to the Company equal to the value of any: (1) profits realized from the exercise of any option or stock appreciation right during the twelve (12) month period immediately prior to termination of employment; and (2) restricted stock which vested, or any other Award which vested or for which consideration was received, during the twelve (12) month period immediately prior to the date of such termination of employment and the Company shall be authorized to deduct such amounts from any amounts otherwise due such grantee.

ARTICLE III

MISCELLANEOUS

3.1    Amendment of the Plan; Modification of Awards.

(a)     The Board may, without shareholder approval, at any time and from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall impair any rights under any Award theretofore made under the Plan without the consent of the person to whom such Award was made. Furthermore, except as and to the extent otherwise permitted by Section 3.5 or 3.11, no such amendment shall, without approval by a majority in voting power of the Company's stockholders:

(i)	materially increase the benefits accruing to grantees under the Plan;

(ii)	materially increase the number of shares of Common Stock in respect of which Awards may be issued under the Plan pursuant to Section 1.5 or pursuant to grants of restricted or unrestricted stock or restricted stock unit awards pursuant to Section 2.4(f), or increase the number of shares of Common Stock in respect of which Awards may be granted in any year under Section 1.5;

(iii)	materially modify the designation in Section 1.3 of the class of persons eligible to receive Awards under the Plan;

(iv)	except as provided in Section 2.10(e), (A) permit a stock option or unrelated stock appreciation right awarded on or after April 14, 2004 to be exercisable more than 7 years after the date of grant, or (B) permit shares of Common Stock underlying any other Award to vest or become deliverable more than 10 years after the date of grant;

(v)	permit a stock option to have an option exercise price, or a stock appreciation right to have an appreciation base, of less than 100% of the fair market value of a share of Common Stock on the date the stock option or stock appreciation right is granted;

(vi)	have the effect of lowering the option exercise price of any option or the appreciation base per share of any stock appreciation right after it is granted; or

(vii)	extend the term of the Plan beyond the period set forth in Section 3.14.

(b)     Unless otherwise provided in the Plan or the applicable Plan agreement and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an Award may vest or be exercised and/or (ii) extend the scheduled expiration date of the Award, except that no such amendment shall impair any rights under any Award theretofore made under the Plan to the grantee without the consent of the grantee.

3.2    Restrictions.

(a)     If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the acquisition, issuance or purchase of shares or other rights thereunder, any determination regarding vesting or termination of any Award or satisfaction of any performance or other condition thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a ‘‘Plan Action’’), then such Plan Action shall not be required to be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Committee shall be entitled under the Plan to make any payment in cash, Common Stock or both, and (ii) the Committee shall determine that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid.

(b)     The term ‘‘Consent’’ as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state, local or foreign law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state, local or foreign law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any of its Affiliates.

3.3    Nontransferability.

(a)     No Award granted to any grantee under the Plan and no rights under any Plan agreement shall be assignable or transferable by the grantee (voluntarily or by operation of law) other than by will or by the laws of descent and distribution to the extent provided by the Plan and any applicable Plan agreement. During the lifetime of the grantee, all rights with respect to any Award granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by such grantee.

(b)     Notwithstanding Section 3.3(a), the Committee may in the applicable Plan agreement or at any time thereafter provide that options granted hereunder which are not intended to qualify as incentive stock options under Code section 422 may be transferred without consideration by the grantee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

(i)	the grantee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the ‘‘Immediate Family’’);

(ii)	a trust solely for the benefit of the grantee and or members of his or her Immediate Family; or

(iii)	a partnership or limited liability company whose only partners or shareholders are the grantee and/or members of his or her Immediate Family members.

(each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a ‘‘Permitted Transferee’’); provided that the grantee provides the Committee with advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Plan agreement; and provided further that with respect to options granted to officers and directors subject to the reporting requirements of Section 16 of the Exchange Act, no such options may be transferred within six months of the grant date to the extent such transfer would result in the grant of the option being deemed to constitute a non-exempt purchase under Section 16 of the Exchange Act. The terms of any such transferred option shall apply to the Permitted Transferee, except that Permitted Transferees shall not be entitled to transfer any options, other than by will or the laws of descent and distribution.

3.4    Withholding Taxes.

(a)     Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option or stock appreciation right, upon the lapse of restrictions on restricted stock awards, pursuant to restricted stock unit awards or otherwise, the Committee shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid to a grantee under the Plan (whether upon the exercise or cancellation of an Award or otherwise), the Company shall be entitled as a condition of its payment to deduct therefrom, or from any compensation, expense reimbursement or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax and like requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

(b)     With the approval of the Committee, a grantee may satisfy the foregoing withholding requirements, in whole or in part, by electing to have the Company withhold from delivery shares of Common Stock having a fair market value (determined as of the date as of which the amount of tax to be withheld is determined) equal to the minimum amount of tax required to be withheld. A grantee may also satisfy, in whole or in part, the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such shorter or longer period as the Committee may approve or require that will not result in variable accounting treatment) having a fair market value (determined as of the date of such delivery by the grantee) equal to the amount otherwise payable. Without limiting the generality of the foregoing, the Committee may require, as a condition of accepting any such delivery or approving any such withholding of shares of Common Stock, that the grantee furnish a Compliance Opinion.

3.5    Adjustments Upon Changes in Capitalization.     In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, if the Committee determines in its sole discretion that it is appropriate to do so, (i) the number and kind of shares of Common Stock or other property which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock, cash, or other property to be issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, and (iv) the maximum number of shares subject to Awards which may be awarded to any grantee during any period shall be equitably adjusted (including without limitation by way of cancellation of an Award in exchange for a cash payment) to prevent the dilution or enlargement of the rights of grantees without change in any aggregate purchase price; provided that no incentive stock option granted under the Plan shall be adjusted in a manner that causes such option to fail to continue to qualify as an ‘‘incentive stock option’’ within the meaning of Code section 422 without the consent of the grantee. Adjustments under this Section 3.5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

3.6    Right of Discharge Reserved.     Nothing in the Plan or in any Plan agreement shall confer upon any officer, director, employee or other person the right to continue in the employment of, or to continue performing services as a director for, the Company or any of its Affiliates or affect any right which the Company or any of its Affiliates may have to terminate the employment or services of such officer, director, employee or other person.

3.7    No Rights as a Stockholder.     No grantee or other person exercising an option or stock appreciation right or entitled to delivery of shares of Common Stock pursuant to any other Award shall have any of the rights of a stockholder of the Company with respect to shares subject to an option or stock appreciation right or shares deliverable upon exercise of any other Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is registered in the name of the grantee. In the case of a grantee of a restricted stock award, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

3.8    Nature of Payments.

(a)     Any and all grants of options, stock appreciation rights, stock awards and restricted stock unit awards and payments of cash or issuances of shares of Common Stock hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

(b)     All such grants, issuances and payments shall constitute a special incentive payment to the grantee and shall not, unless otherwise determined by the Committee, be taken into account in calculating the amount of compensation of the grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate, on the one hand, and the grantee on the other hand.

(c)     By accepting an Award under the Plan, the grantee shall thereby be understood to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written employment contract or other agreement with the grantee, whether any such agreement is executed before or after the grant date of the Award.

3.9    Non-Uniform Determinations.     The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive Awards under the Plan, (b) the terms and provisions of Awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of rights pursuant to the terms of the Plan or any Plan agreement, and (d) the treatment of leaves of absences, disability leaves, terminations for cause or good reason and other determinations under the Plan or any Plan agreement.

3.10   Other Payments or Awards.     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment or granting any right to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11   Reorganization.

(a)     In the event that Revlon or any successor is merged or consolidated with another corporation and, whether or not Revlon or such successor shall be the surviving corporation, there shall be any change in the shares of Common Stock as then constituted by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of Revlon or any successor, or other similar transaction (each such event being herein after referred to as a ‘‘Reorganization Event’’) or in the event that the Board shall propose that Revlon or any successor enter into a Reorganization Event, then the Committee may in its sole discretion, by written notice to a grantee: (1) provide that such grantee's options and stock appreciation rights and all other Awards requiring action on the part of such grantee will be terminated unless such grantee exercises or takes such action within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided however that if the Committee takes such action the Committee also shall accelerate to an appropriate earlier date the dates upon which all outstanding options and stock appreciation rights of such grantee shall be exercisable and such action under such other Awards may be taken; or (2) accelerate to an appropriate earlier date the dates upon which all outstanding options and stock appreciation rights of such grantee shall be exercisable and the dates upon which action may be taken under other Awards requiring action on the part of such grantee. The Committee also may in its sole discretion, by written notice to a grantee, provide that the restrictions on restricted stock awards lapse and the performance and other conditions of other Awards shall be adjusted in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

(b)     Whenever deemed appropriate by the Committee, the actions referred to in Section 3.11(a)     may be made conditional upon the consummation of the applicable Reorganization Event.

3.12    Legend on Certificates.     All certificates for shares of Common Stock issued pursuant to Awards hereunder may be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on the sale or transfer of shares.

3.13    Section Headings.     The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

3.14    Term of Plan.     The Plan shall terminate on April 14, 2014, and no Awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all Awards made under the Plan prior to such termination date shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

3.15    Tenure.     A participant's right, if any, to continue to serve the Company or any of its Affiliates as a director, officer, employee or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

3.16    Unfunded Plan.     Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

3.17    Governing Law.     This Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

3.18    Conditions.     If pursuant to Section 2.10(f) or Section 3.11(a) the dates upon which options shall be exercisable are accelerated, it shall be on the condition that with respect to options granted to officers and directors subject to the reporting requirements of Section 16 of the Exchange Act the shares underlying such options may not be sold by any such individual (or their estate or Permitted Transferee) within 6 months after the grant of the option to the extent such sale would result in the grant of the option being deemed to constitute a non-exempt purchase under Section 16 of the Exchange Act.